UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INSTALLED BUILDING PRODUCTS, INC.

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IBP 2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

IBP INSTALLED BUILDING PRODUCTS 2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To Our Stockholders

Since going public in 2014, Installed Building Products, Inc. (“IBP” or the “company”) has experienced significant growth on many fronts, and 2019 was especially productive. With the establishment of the Installed Building Products Foundation, successful employee initiatives and continued financial strength, IBP and its Board of Directors (“Board”) are well positioned to pursue continued success for its employees, customers, communities, and of course our stockholders. We believe that IBP’s strong financial performance and the success of IBP’s acquisition strategy have been due, in part, to the sound expertise of the Board of Directors. The Board’s role is critical in overseeing IBP’s strategy and operations, and the Board works closely with Jeff Edwards and the management team on matters related to corporate strategy, performance, business priorities and growth opportunities.

Our Board members possess skill sets ranging from extensive insulation industry knowledge, law, finance, technology and building materials to international manufacturing, nonprofits and more, enabling us to lead with insight and sustain a company that works for investors, employees and customers. Additionally, we are proud to have built a Board that is exemplary of diversity in action, with 37% of our Board representing gender, racial and ethnic diversity.

As we continue to plan for a strong future, we realize the importance of transparency with stockholders and employees, which includes matters of social and environmental responsibility.

We believe that doing the right thing is a matter of principle, not a matter of checking a box to satisfy regulators, and we consider it a hallmark of IBP that we care deeply about our employees and our communities.

It is of the utmost importance to know that our workers are safe on the job, which is why all of our installers participate in Safety Wanted 365, our year-round training initiative that is focused on creating a safer work environment, both on the job site and on the roads.

After a number of focus groups with our installers, we gained a better appreciation for the challenges some installers face in terms of their personal finances; namely, planning for the future while meeting current financial obligations.  These discussions led to the introduction of our Financial Wellness program in 2017.  Since its inception, more than 5,200 employees have participated in our Financial Wellness Program. A survey of participants shows that as a result of the program, 93% now have an emergency fund, 94% have a debt repayment plan, and 72% are saving for retirement.  Additionally, through our longevity-based award program, more than 1,000 employees have received IBP stock as a way to recognize their longevity, enabling them to further participate in the financial success of the company.

When the Installed Building Products Foundation launched in March of 2019, we pledged to donate more than $1 million to our employees and non-profits in their communities. Before the first year was up, that goal was met. The Foundation provided scholarships to 44 employees and family members committing $327,500 to them over the next four years, nearly $19,000 was granted to employees facing financial hardship, and $825,000 was awarded to nonprofits in our communities dedicated to building or renovating homes for those in need.

Each of these programs is the outcome of conversations with our employees. As a result of investing in our workforce, we have seen employee turnover shrink by approximately 40% since the beginning of 2017. We recognize that our employees’ happiness, health, and well-being are at the core of our company’s success. This is why giving back to our employees, as well as empowering them to strengthen their own families and communities, has been so important to our Board.

We also know that being a good corporate citizen doesn’t end there and that it is our responsibility to be a steward of the environment by advocating for responsible energy and material usage. The installation of insulation materials is not only our primary line of business, but it is also the best way to prevent energy waste in most homes and commercial structures. We truly are in the business of energy efficiency solutions. Additionally, the most common type of insulation we install is fiberglass, which is comprised of up to 80% recycled material. We are proud of the work we do in reducing energy usage and materials waste, but we are also cognizant that as a national corporation, there is still work to be done in reducing our carbon footprint. As we look to the future, our Board is committed to further developing impactful environmental and sustainability initiatives.

We want to thank you for your ongoing support, faith, and investment in Installed Building Products. Our thoughts and well wishes go out to everyone affected by the Coronavirus pandemic and to our health care workers, first responders, and all those on the frontlines of the crisis. There are many challenges and uncertainties related to this pandemic and our Board is focused on the oversight and mitigation of these risks.  At this time, most of our locations remain open and operational, as our business has been deemed essential in most of the markets where we operate.  The health and safety of our employees, as well as the customers and communities we serve, is of utmost importance to us and we are adhering to appropriate safety protocols and closely following the applicable CDC and governmental guidelines.  It’s by working together - stockholders, Board members, branch employees, and support group members - that we have and will continue to accomplish great things for our company, our employees and their families, our communities, and, of course, you, our stockholders.  We will continue to lead by example and we believe we will continue to be an American success story.

Margot L. Carter

Presiding Independent Director

Please refer to our Annual Report on Form 10-K for the year ended December 31, 2019, including the sections captioned “Risk Factors” and “Information Regarding Forward-Looking Statements” for a description of the risks and uncertainties related to the forward-looking statements included herein.  In addition, our business and financial results could be materially and adversely impacted by the Coronavirus pandemic and the uncertainty surrounding it.

INSTALLED BUILDING PRODUCTS, INC.

495 SOUTH HIGH STREET, SUITE 50

COLUMBUS, OHIO 43215

Notice of Annual Meeting of Stockholders to be held on May 28, 2020

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Installed Building Products, Inc. will be held on Thursday, May 28, 2020 at 10:00 a.m. Eastern Time.  The Annual Meeting will be conducted as a virtual meeting by means of a live webcast.

The Annual Meeting is being held for the following purposes:

1.	To elect Michael T. Miller and Vikas Verma as directors to serve for three-year terms;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 2, 2020 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting.

On or about April 17, 2020, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the record date. The notice contains instructions on how you can obtain internet access to our Proxy Statement and our Annual Report, which includes our Annual Report on Form 10-K for the 2019 fiscal year.  The notice also contains instructions on how you can request a paper copy of the proxy materials, including a form of proxy.

By Order of the Board of Directors

Shelley A. McBride

General Counsel and Secretary

Columbus, Ohio

April 17, 2020

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as early as possible to ensure your representation at the Annual Meeting.  In order to vote, you must have the Control Number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or your Annual Meeting registration confirmation if you are a beneficial owner.  You may vote in any of the following ways:

INSTALLED BUILDING PRODUCTS, INC.

Installed Building Products, Inc.

495 South High Street, Suite 50

Columbus, Ohio 43215

(614) 221-3399

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

The 2020 Annual Meeting of Stockholders of Installed Building Products, Inc. (“Annual Meeting”) will be held on Thursday, May 28, 2020 at 10:00 a.m. Eastern Time.  The Annual Meeting will be a virtual meeting hosted by means of a live webcast.  This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors (sometimes referred to as the “Board”) for use at the Annual Meeting and any adjournment of the meeting.

The items of business to be considered at the Annual Meeting are:

1.	To elect Michael T. Miller and Vikas Verma as directors to serve for three-year terms;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Following the meeting, we will respond to questions from our stockholders.

We intend to mail our Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 17, 2020. Our Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available free of charge at www.envisionreports.com/IBP.

All references in this Proxy Statement to “we,” “us,” “our” or the “Company” refer to Installed Building Products, Inc.

All references in this Proxy Statement to our “Annual Report” refer to our 2019 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

2020 Proxy Statement  |  1

FREQUENTLY ASKED QUESTIONS

A number of the questions and answers below refer to “stockholders of record” and “beneficial owners.” If your shares were registered directly in your name on the books of our transfer agent on the record date, then you are a stockholder of record. If your shares were held in an account at a brokerage firm, bank or other nominee on the record date (sometimes referred to as holding shares in street name), then you are a beneficial owner.

Q:	Can I attend the Annual Meeting in person?
A:

We are hosting the Annual Meeting by means of a live webcast. You will not be able to attend the meeting in person. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting. You may participate in the Annual Meeting in the following ways:

Stockholders of Record. You will be able to listen to the Annual Meeting, submit questions and vote by going to www.meetingcenter.io/270220556 and clicking on “I have a Control Number.”

Beneficial Owners.  You may participate in the Annual Meeting in one of two ways:

•

If you wish to submit questions or vote during the Annual Meeting (rather than instructing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance. See “How do I register to attend the Annual Meeting?” below. When you have received your confirmation of registration, you will be able to listen to the Annual Meeting, submit questions and vote by going to www.meetingcenter.io/270220556  and clicking on “I have a Control Number.”

•	If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may go to www.meetingcenter.io/270220556 and click on “I am a guest.”

We encourage you to access the meeting website prior to the start time to allow ample time for check in. The password for the meeting is IBP2020.

Q:	How do I register to attend the Annual Meeting?
A:	Stockholders of Record. You do not need to register. Follow the instructions on your Notice or proxy card. See “Can I attend the Annual Meeting in person?” above.

Beneficial Owners. If you wish to submit questions or vote during the Annual Meeting (rather than directing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance.  If you only want to listen to the Annual Meeting, then you do not need to register.  See “Can I attend the Annual Meeting in person?” above.

If you wish to register to attend the Annual Meeting, you must provide our transfer agent, Computershare Trust Company, N.A. (“Computershare”) with your name, email address and a copy of a legal proxy from your brokerage firm, bank or other nominee reflecting your beneficial stock ownership in the Company. Registration requests must be in writing and be mailed to:  Computershare Investor Services, Installed Building Products, Inc. – Legal Proxy, 462 South 4th Street, Suite 1600, Louisville, KY 40202.

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Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2020. You will receive an email from Computershare acknowledging your registration and providing you a Control Number.

Q:	Who is entitled to vote at the Annual Meeting?
A:

Only holders of record of our common stock at the close of business on April 2, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.  Each share of common stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on at the Annual Meeting.

A list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during ordinary business hours at our principal executive offices at 495 S. High Street, Suite 50, Columbus, Ohio 43215 for a period of ten days prior to the Annual Meeting.  During the Annual Meeting, the list will be available for examination at www.meetingcenter.io/270220556.

Q:	How do I vote?
A.	Stockholders of Record. You may vote in any of the following ways:

Online.  You may vote at www.meetingcenter.io/270220556, 24 hours a day, seven days a week. You will need the Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials). Votes must be received no later than the closing of the polls at the Annual Meeting.

By Telephone.  You may vote by calling 1-800-652-8683, 24 hours a day, seven days a week. You will need the Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials). Votes must be received no later than the closing of the polls at the Annual Meeting.

By Mail.  If you received printed proxy materials, you may vote by completing, signing and dating each proxy card you received and returning it in the prepaid envelope to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202. Sign your name exactly as it appears on the proxy card. Proxy cards must be received no later than May 27, 2020.

At the Annual Meeting. Instructions on how to vote during the Annual Meeting are posted at www.meetingcenter.io/270220556. Votes must be received no later than the closing of the polls.

Voting online, by telephone or at the Annual Meeting authorizes the persons named as proxies to vote as you direct in the same manner as if you had completed, signed, dated and returned a proxy card. If you vote online or by telephone, or plan to vote during the Annual Meeting webcast, do not return your proxy card(s).

Beneficial Owners. If you are a beneficial owner, the organization holding your account is the stockholder of record for purposes of attending and voting at the Annual Meeting; however, you have the right to direct that organization how to vote the shares in your account by following the voting instructions provided by the organization. Alternatively, you may vote your shares directly at the Annual Meeting by obtaining a legal proxy from your brokerage firm, bank or other nominee and registering in advance to attend the Annual Meeting webcast.  See “How do I register to attend the Annual Meeting?” above. When you have received your confirmation of registration, you may vote in any of the ways in which a stockholder of record may vote described above except by mail.

The availability of online and telephone voting will depend on the voting procedures established by your broker, bank or other nominee.   If you do not provide voting instructions to the organization holding your account, the organization may nevertheless be able to vote your shares on some, but not all, of the proposals presented at the Annual Meeting. See “What happens if I do not vote my shares?” below.

2020 Proxy Statement  |  3

Q:	What if I received more than one proxy card or Notice?
A:

If you received more than one proxy card or Notice, your shares are registered in more than one name or are registered in multiple accounts. To make certain all of your shares are voted, please complete, sign, date and return each proxy card, or if you vote online, by telephone or at the Annual Meeting, vote once for each Notice you received.

Q:	Can I revoke my proxy or change my vote?
A:	Stockholders of Record. You may revoke your proxy or change your vote at any time before the closing of the polls at the Annual Meeting by:
•	signing and returning a new proxy card with a later date;
•	submitting a later-dated vote online or by telephone — only your latest vote will be counted;
•	participating in the Annual Meeting webcast and voting during the meeting; or
•

delivering a written revocation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, which must be received no later than May 27, 2020.

If you attend the Annual Meeting without voting during the meeting, it will not cause a previously submitted vote to be revoked unless you specifically request that your prior proxy be revoked.

Beneficial Owners. You should contact the broker, bank or other nominee holding your shares to obtain instructions for revoking or changing your vote.  If you registered in advance to attend the Annual Meeting, you may change your vote by submitting a later-dated vote online, by telephone or by submitting a vote during the meeting.

Q:	What happens if I do not vote my shares?
A.

Stockholders of Record. If you do not vote by proxy card, online, telephone or during the Annual Meeting webcast, your shares will not be voted.  If you submit a proxy but fail to provide voting instructions, your proxy will be voted in the manner recommended by the Board of Directors.

Beneficial Owners. If you do not provide your broker, bank or other nominee with voting instructions, the organization may nevertheless vote your shares on certain routine, or “discretionary,” matters.  The ratification of the appointment of our independent registered public accounting firm is currently considered a discretionary matter.  On this proposal, the organization holding your account may either vote your shares in the absence of your instructions or may choose not to vote your shares.   The other proposals to be voted on at the meeting are not considered discretionary and cannot be voted without your instructions.  When a broker, bank or other nominee is not able to vote shares for this reason, it is called a “broker non-vote.” In the case of a broker non-vote, your shares will not have any effect on the outcome of the proposal.  If you registered in advance to attend the Annual Meeting but do not vote your shares online, by telephone or during the Annual Meeting webcast, your shares will not be voted.

Q:	How many shares must be present in order to conduct business at the Annual Meeting?
A:

In order to carry out the business of the Annual Meeting, a minimum number of shares, or quorum, must be present. A quorum is present if holders of at least a majority of the outstanding shares of our common stock entitled to vote are present or represented by proxy at the Annual Meeting. On the record date, we had 29,662,312 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that at least 14,831,156 shares must be present or represented by proxy to have a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.

If you are a stockholder of record and you submit a proxy, your shares will be counted to determine the presence of a quorum, even if you abstain from voting or fail to provide voting instructions. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your shares will be counted for purposes of determining the presence of a quorum if the institution submits a proxy, even if your shares are not voted. If you obtain a legal proxy from your broker, bank or other nominee and you fail to vote your shares, your shares will not be counted for purposes of determining a quorum.

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Q:	How many votes are required to approve each proposal?
A.	Proposal	Required Vote
	Proposal 1 – To elect Michael T. Miller and Vikas Verma as directors to serve for three-year terms	Majority of the votes cast at the Annual Meeting
	Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote
	Proposal 3 – To approve, on an advisory basis, the compensation of our named executive officers	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote
Q:	Where can I find the voting results of the Annual Meeting?
A:

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

Q:	Why did I receive a Notice regarding the internet availability of proxy materials instead of a full set of printed proxy materials?
A:

We are making our proxy materials available to our stockholders on the internet by mailing the Notice to our stockholders instead of mailing a full set of proxy materials. The Notice contains instructions on how you may access an electronic copy of our proxy materials. The Notice also contains instructions on how you may request a paper copy of the proxy materials. We believe this process allows us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Q:	Who is conducting this proxy solicitation?
A:

Our Board of Directors is soliciting your vote for the proposals being submitted at the Annual Meeting. Solicitation is being made by mail or internet but could also be made by our directors, officers and select other employees telephonically, electronically or by other means of communication. The Company will bear the cost of soliciting proxies. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but we may reimburse them for their out-of-pocket expenses incurred in connection with the solicitation. We are requesting brokers, banks and other nominees to forward our proxy materials to beneficial owners and we will reimburse them for their reasonable out-of-pocket expenses.

2020 Proxy Statement  |  5

PROPOSAL 1 – ELECTION OF DIRECTORS

Overview of the Board of Directors

Our directors are divided into three classes, with one class of directors elected annually for three-year terms. Our directors are classified into the following three classes:

Director	Class I	Class II	Class III
Margot L. Carter		✔
Jeffrey W. Edwards			✔
Lawrence A. Hilsheimer			✔
Janet E. Jackson			✔
David R. Meuse		✔
Michael T. Miller	✔
Michael H. Thomas		✔
Vikas Verma	✔

Director Nominees

Nominees for Board membership are expected to demonstrate leadership and to possess outstanding integrity, values and judgment.  Our nominees have a blend of historical and new perspectives about our Company.  Our Nominating and Corporate Governance Committee and our Board of Directors have determined that each of the nominees possesses the right skills, experience and perspectives, collectively with other directors, to comprise a well-rounded, highly effective Board of Directors, and have determined that the nominees add to the overall diversity of the Board by bringing a wide range of experiences spanning various industries and organizations.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated and is submitting to a vote of our stockholders a proposal to elect Michael T. Miller and Vikas Verma as Class I directors to serve for three-year terms.  Each nominee who is elected will serve in office until the 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.  Each nominee is an incumbent director.  In making its recommendation, the Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills of each nominee, as well as the nominee’s individual contributions to our Board. See “Corporate Governance – Director Qualification and Board Diversity.”

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Based on the nominees’ credentials, experience, attributes and skills outlined below under the caption “Information Regarding the Director Nominees and Directors Continuing in Office,” the Board of Directors has determined that each nominee can make a significant contribution to the Board and should serve as a director of the Company. Each nominee has accepted the nomination and has agreed to serve if elected. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will use their discretion to vote for the election of the remaining nominees and for the election of any substitute nominee nominated and recommended by the Board.

Information Regarding the Director Nominees and Directors Continuing in Office

The following biographical information regarding each director nominee and director continuing in office is as of April 17, 2020. In addition to age and tenure as a director, it includes information about each individual’s principal occupation, professional experience including public company and other directorships during the past five years, educational background, and certain other attributes, qualifications and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that the nominees should be nominated for election.

Director Nominees

Class I – Terms Expire at the 2020 Annual Meeting of Stockholders

Michael T. Miller
Age 55 Director since 2004 Occupation Our Executive Vice President – Finance (since 2004) and Chief Financial Officer (since 2013) Education B.A. in Economics and German, Wake Forest University

Experience

•	Senior Vice President/Managing Director, Corporate Investment Banking, Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company
•	Various positions with Deutsche Bank, Canadian Imperial Bank of Commerce and First Union National Bank, Charlotte, North Carolina

Other Board Service

BMC Stock Holdings, Inc., a publicly traded leader in diversified building products and services to builders, contractors and professional remodelers in the United States, member of Audit Committee

Qualification

Mr. Miller’s extensive experience with us in the building products industry, background in finance and knowledge of financial reporting make him a valued member of the Board.

2020 Proxy Statement  |  7

Vikas Verma

Age 67

Director since 2017

Occupation

Our President of Commercial Development (since January 2019)

Education

B.A. in Engineering and Associate’s Degree in International Marketing and Marketing Management, University of Bombay

Experience

•

Founder and former Chief Executive Officer (1982– February 2020) and President (1982– 2012) of our subsidiaries Trilok Industries, Inc., Alpha Insulation & Water Proofing Company and Alpha Insulation & Water Proofing, Inc. (the “Alpha companies”), installers of commercial waterproofing, insulation, fireproofing and fire stopping

•	President of Alamo Insulation Co., a residential insulation company
•	Advisory Board Positions at Owens Corning, Johns-Manville Corporation and Synovus (previously Charter Bank)

Other Board Service

•	National Association of Minority Contractors
•	Cobb Boys & Girls Club of America

Qualification

Mr. Verma’s more than 37 years of experience in commercial and specialty construction make him a valued member of the Board.

Class II – Terms to Expire at the 2021 Annual Meeting of Stockholders

Margot L. Carter
Independent Age 52 Director since 2014 Presiding Independent Director since 2015 Occupation President and Founder, Living Mountain Capital L.L.C., a business advisory consulting firm (1998–present)

Education

B.A. in Economics and History, Binghamton University and J.D., Fordham University School of Law

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Experience

•	Executive Vice President, Chief Legal Officer and Secretary, RealPage, Inc., a publicly traded leading global software and data analytics company for the real estate industry (2010–February 2015)
•	Executive Vice President and General Counsel, The Princeton Review, Inc.
•	Executive Vice President, General Counsel and Managing Director, Soundview Technology Group, Inc.
•	Assistant General Counsel, Cantor Fitzgerald and eSpeed, Inc.

Other Board Service

•	Eagle Materials, Inc., a publicly traded leading provider of building materials, member of Corporate Governance and Nominating and Compensation committees
•	Freeman Company, one of the world’s largest brand experience companies, member of Audit committee and Chair of the Compensation committee
•	Interior Logic Group Holdings, Inc., a leading provider of interior finish solutions
•	World Affairs Council, Dallas
•	NACD North Texas

Qualification

Ms. Carter’s experience as a business builder in the technology, real estate and construction industries and experience in global business strategy, development, acquisitions and corporate governance, both as a C-Suite executive, general counsel and board member of global public and private companies, make her a valued member of the Board.

David R. Meuse
Independent Age 74 Director since March 2020 Occupation Senior Advisor of Stonehenge Partners, Inc., a privately held provider of financial and advisory resources (2018 – present)

Education

B.A. In Political Science and Philosophy, John Carroll University; attended Cleveland Marshall College of Law and Securities Industry Institute, Wharton School of Business

Experience

•	Principal of Stonehenge Partners, Inc. (1999-July 2018)
•

Chairman and Chief Executive Officer, Banc One Capital Holdings Corporation, a holding company for the investment banking, merchant banking, securities brokerage, investment advisory and insurance activities of Bank One Corporation

•	Chairman and Chief Executive Officer, Meuse, Rinker, Chapman, Endres & Brooks, a regional investment banking firm
•	Chairman of Diamond Hill Investment Group, Inc., a publicly traded company providing investment advisory and fund administration services

Other Board Service

•

State Auto Financial Corporation (2006-present), a publicly traded casualty insurance holding company engaged in writing personal and business insurance, lead director (May 2015- present) and member of Audit, Independent and Investment and Finance Committees

2020 Proxy Statement  |  9

Qualification

Mr. Meuse’s experience as a senior executive and as a director of publicly traded companies, and his expertise in investments, investment management and financial market matters makes him a valued member of the Board.

Michael H. Thomas

Independent

Age 70

Director since 2014

Occupation

Former partner, Stonehenge Partners, Inc., a private mezzanine and equity investment firm, where he provided counsel in investment origination, portfolio asset management and disposition of investments (1999–October 2014)

Education

B.A. in Business Administration, University of Notre Dame

Experience

•

Executive Vice President and Treasurer, JMAC, Inc., the holding and investment company of the McConnell family of Worthington, Ohio, where he directed investments in the financial services, publishing, health care, real estate and manufacturing sectors and was responsible for the McConnell family’s financial, estate and income tax planning

•	Manager of Ernst & Young LLP Columbus, Ohio tax practice

Other Board Service

•	Served as a director for the Company’s predecessor from 2004 to 2011

Qualification

Mr. Thomas’ significant business and investment experience, knowledge of our business and accounting background make him a valued member of the Board.

Class III – Terms Expire at the 2022 Annual Meeting of Stockholders

Jeffrey W. Edwards
Age 56 Chairman since 1999 Occupation Our President (since 2011), Chief Executive Officer (since 2004) and Chairman (since 1999)

Education

B.S. in Marketing, Miami University

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Experience

•

Officer and strategist for several family-owned companies across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage

•	Commercial real estate development throughout the U.S.

Other Board Service

•	Columbus Museum of Art
•	The Salvation Army, Emeritus Board Member
•	The Policy Advisory Board of Harvard University’s Joint Center for Housing Studies
•	The Columbus Foundation, Governing Committee

Qualification

Mr. Edwards’ leadership, executive, managerial and business experience, along with his more than 30 years of experience in the industry make him a valued member of the Board.

Lawrence A. Hilsheimer

Independent

Age 62

Director since 2014

Occupation

Executive Vice President and Chief Financial Officer, Greif, Inc., a publicly traded global leader in industrial packing products and services (May 2014–present)

Education

B.A. in Business Administration, Fisher College of Business, The Ohio State University and J.D., Capital University Law School

Experience

•	Executive Vice President and Chief Financial Officer, The Scotts Miracle-Gro Company, a publicly traded manufacturer of branded consumer lawn and garden products (April 2013–April 2014)
•

Executive Vice President and Chief Financial Officer, Nationwide Mutual Insurance Company, a provider of property and casualty insurance and financial services, President and Chief Operating Officer of multiple business units, including Nationwide Direct and Customer Solutions and Nationwide Retirement Plans

•	Vice Chairman and Regional Managing Partner, Deloitte & Touche USA, LLP

Other Board Service

•	Root Insurance Company, Chair of Audit committee and member of Investment committee
•	Dean’s Advisory Council, Fisher College of Business
•	The Ohio State University Board of Trustees, member of Audit and Compliance Committee (2012–2018) and Finance Committee (2018–2019)

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Qualification

Mr. Hilsheimer’s broad business background and corporate finance and public accounting experience, including as a chief financial officer with responsibility and accountability for all corporate and operating finance functions, make him a valued member of the Board.

Janet E. Jackson

Independent

Age 67

Director since 2014

Occupation

Former President and Chief Executive Officer, United Way of Central Ohio, a nonprofit organization and one of the largest United Way affiliates in the U.S. (2003–November 2017)

Education

B.A. in History, Wittenberg University and J.D., National Law Center at The George Washington University

Experience

•	Columbus City Attorney, Columbus, Ohio
•	Franklin County Municipal Court Judge
•	First woman and first African American to hold her position at United Way and to be elected as Columbus City Attorney, and the first African American female judge in Franklin County

Other Board Service

•	Wittenberg University
•	United Way Retirees Association

Qualification

Ms. Jackson’s significant leadership experience, as well as extensive strategy and legal background, make her a valued member of the Board.

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CORPORATE GOVERNANCE

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the total votes cast at the Annual Meeting is required to approve the election of each nominee as a director, which means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” the director.  “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST.”

Any incumbent director who fails to receive a majority of votes is required to promptly tender his or her resignation to the Board, which will become effective only upon its acceptance by the Board. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation, and the Board will act upon such resignation and publicly disclose its decision within 90 days from the date of the certification of the election results. Unless otherwise instructed, the persons named as proxies will vote “FOR” each nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MICHAEL T. MILLER AND VIKAS VERMA AS DIRECTORS, EACH TO SERVE A THREE-YEAR TERM.

Composition and Responsibilities of the Board

Our business and affairs are managed under the direction of our Board of Directors. Although the Board does not have responsibility for the day-to-day management of the Company, our directors stay informed about the Company’s business through regular meetings and interactions with management. The Board’s responsibilities include oversight of:

•	Company performance, strategies and major decisions, including acquisitions
•	Compliance with legal and regulatory requirements
•	Integrity of the Company’s financial statements
•	Practices for identifying, managing and mitigating key enterprise risks
•	Management’s performance and succession planning
•	Executive and director compensation

Our Bylaws provide that the number of directors constituting the Board is fixed from time to time by a majority vote of the directors then in office. No decrease in the authorized number of directors will result in the removal of an incumbent director until that director’s term of office expires. Vacancies may be filled by the Board. Our Board of Directors has fixed the number of directors at eight.

Our Second Amended and Restated Certificate of Incorporation provides that our directors are divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, with one class of directors elected annually for three-year terms. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.   Only one class of directors is elected at each annual meeting of stockholders, with the other classes of directors continuing to serve for the remainder of their respective terms.

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Director Qualification and Board Diversity

Our Nominating and Corporate Governance Committee is responsible for annually reviewing and evaluating the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of both new candidates and current directors for director positions, the Nominating and Corporate Governance Committee, in recommending candidates, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, consider whether there are evolving needs of the Board that may require expertise in a particular field. The entirety of each candidate’s credentials is evaluated, with no specific eligibility requirements or minimum qualifications.

The Nominating and Corporate Governance Committee and the Board consider numerous factors, including those set forth in the “skills matrix” below.  The skills matrix helps the Nominating and Corporate Governance Committee and the Board determine whether a candidate or a Board member possesses one or more of the skill sets and attributes set forth in the matrix that may qualify him or her for service on the Board or a particular committee. Directors may possess valuable skills and qualifications that are not reflected in the matrix.

General Skills	Specific Skills	Directors
Industry Knowledge	• Housing • Construction	6
Financial Skills	• Public Company Financial Reporting • Capital Structure Experience • M&A Transactions • Risk Management	7
Experience	• Public Board • Audit Committee • Compensation Committee • Corporate Governance/ Nominating Committee • Executive Leadership • Strategic/Operational • IT/Technology	8
Diversity	• Age • Gender • Race/Ethnicity • Geographic	3
Miscellaneous	• Time Commitment	8

The Nominating and Corporate Governance Committee and the Board also consider whether the nominee meets applicable criteria for independence and whether the individual will enhance the diversity of views and experiences available to the Board in its deliberations. If the nominee is a current director, the Nominating and Corporate Governance Committee also considers the director’s individual contributions to the Board, the director’s ability to work collaboratively with other directors and the effectiveness of the Board as a whole. The Nominating and Corporate Governance Committee and the Board do not assign specific weight to any particular factor, and depending on the current needs of the Board, may weigh a factor or factors more or less heavily.

Although the Nominating and Corporate Governance Committee and the Board do not have a written diversity policy, the Board, as a group, is expected to represent a broad diversity of backgrounds and experience in business matters, and our current Board is comprised of 37% women and minorities.  The Nominating and Corporate Governance Committee believes that the collective experience of our directors, covering a wide range of backgrounds, skills, geographies, industries, ages, gender and race, serves to make the Board balanced and well diversified.

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In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee may rely on recommendations from directors, stockholders, management and others. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and those recommended by other sources, and evaluates candidates recommended by stockholders on a substantially similar basis as it considers other nominees.

Stockholders desiring to recommend or nominate a director candidate must comply with certain procedures. If you desire to nominate a director candidate for the 2021 Annual Meeting of Stockholders, you must comply with the procedures for nomination set forth in the section entitled “Stockholder Proposals for the 2021 Annual Meeting.” Stockholders may recommend a director candidate for consideration at any time by giving written notice of the recommendation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.  The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills.  The Nominating and Corporate Governance Committee may require additional information before considering the candidate. A written consent from the candidate consenting to serve as a director, if elected, must accompany the recommendation. These procedural requirements are intended to ensure that the Nominating and Corporate Governance Committee has sufficient time and a basis on which to assess potential director candidates and are not intended to discourage or interfere with appropriate stockholder nominations.

Director Independence

Based upon information provided by each director concerning his or her background, education, employment, experience and affiliations, our Nominating and Corporate Governance Committee and Board of Directors have determined that Ms. Carter, Ms. Jackson and Messrs. Hilsheimer, Meuse and Thomas have no material relationship, and Mr. Schottenstein had no material relationship, with the Company or its subsidiaries, either directly or indirectly, that would interfere with the exercise of their independent judgment, and that each qualifies as an “independent director” as defined in the rules of the New York Stock Exchange (“NYSE”) and the rules promulgated by the SEC. Mr. Schottenstein resigned from the Board effective March 18, 2020.

When determining whether a director qualifies as independent, the Board broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment.  In the course of determining the independence of Mr. Schottenstein, the Board considered that Mr. Schottenstein is the Chief Executive Officer of M/I Homes, Inc., a homebuilder with which we conduct transactions in the ordinary course of business. Based on the aggregate annual value of these transactions (less than 1% of the annual revenues of each of the Company and M/I Homes, Inc. in 2019) and the nature of the transactions (which is the sale and installation of building products in new residential housing in the ordinary course of business of both companies), the Board does not believe that this relationship impaired the independence of Mr. Schottenstein or that Mr. Schottenstein had any material interest in any transaction between the Company and M/I Homes, Inc.  In the course of determining the independence of Mr. Meuse, the Board considered that Mr. Meuse’s son is an employee of Blackrock, Inc., which holds more than 10% of our common stock. Based on the fact that Mr. Meuse’s son is not an executive officer, director or control person of Blackrock, Inc., the Board does not believe that this relationship impairs the independence of Mr. Meuse. Upon careful consideration, the Board of Directors has determined that our Board is comprised of a majority of independent directors, and that each Board committee is comprised solely of independent directors. There are no family relationships among any of our executive officers or any of our directors.

Board Leadership Structure

Mr. Edwards serves as our President, Chief Executive Officer and Chairman. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman and Chief Executive Officer. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the prevailing facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the Chief Executive Officer, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s strategic plan and the economic environment, among other factors. The positions of Chairman and Chief Executive Officer have historically been combined at our Company.

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We believe that a combined Chairman and Chief Executive Officer role helps provide strong and consistent leadership for our management team and Board of Directors. In reviewing our leadership structure, the Board has considered that Mr. Edwards:

•	has extensive experience in our industry;
•	demonstrates the leadership and vision necessary to lead the Board and our Company in challenging industry environments;
•	exercises leadership that has generated strong operational performance;
•	is viewed by our customers, stockholders, suppliers and other business partners as a leader in our industry and
•	has a strong working relationship with the Board.

Based on the demonstrated success of our structure to date, both in terms of the functioning of the Board and the growth and performance of the Company, and the continued benefits of retaining Mr. Edwards’ strategic perspective in the position of Chairman, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.

To support our leadership structure, we have established a Presiding Independent Director position.  Our Presiding Independent Director is elected annually by our independent directors.  Ms. Carter, a director since 2014, currently serves as our Presiding Independent Director.  Ms. Carter works with management to determine information to be provided to the Board, chairs regular executive sessions of the independent directors and serves as liaison between management and the Board as well as among independent directors. She regularly attends the meetings of the Board committees.

We believe that having a combined Chief Executive Officer and Chairman position, together with a Presiding Independent Director and a Board of Directors comprised of a majority of independent directors, provides the best leadership structure for our Company at the present time. The Board periodically reviews our leadership structure and retains the authority to modify the structure when appropriate.

Executive Sessions of the Board

Our Board of Directors holds regularly scheduled executive sessions in which the independent directors meet without the presence of management. These meetings allow the independent directors to discuss the business and affairs of the Company, as well as matters concerning management, without any member of management present. At these meetings, Ms. Carter serves as the Presiding Independent Director who chairs the meetings and acts as liaison among the independent directors and the other Board members and management. As part of the executive sessions, the independent directors may meet with our Chief Executive Officer, our management team members and representatives of our independent registered public accounting firm as they deem necessary or appropriate.

Annual Board and Committee Self-Assessments

Pursuant to NYSE requirements, our Corporate Governance Guidelines and the charters of each of the Board committees, the Board and each of its committees conduct an annual self-assessment. This self-assessment is intended to determine whether the Board and the committees are functioning effectively and to provide them with an opportunity to improve their effectiveness. The self-assessment enables directors to provide confidential feedback on topics ranging from Board and committee composition and structure to responsibility and accountability of directors. A summary of the results is presented to the Nominating and Corporate Governance Committee, which is responsible for oversight of the process. The Nominating and Corporate Governance Committee reports the results of these self-assessments to the Board, which considers ways in which Board and committee effectiveness may be enhanced. This process helps identify opportunities to consider implementing new practices and procedures as appropriate. While the formal Board and committee self-evaluation is conducted on an annual basis, the directors share perspectives, feedback and suggestions year-round.

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Role of the Board in Risk Oversight

Risk assessment and oversight are an integral part of our corporate governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into both our overall corporate strategy and our day-to-day business operations.

It is management’s responsibility to identify, evaluate, manage and mitigate risk within the context of our strategic plans and to bring to the Board’s attention the most material risks facing the Company.  It is the Board’s responsibility to oversee our risk management processes and to ensure that management is taking appropriate action to manage material risks.  The Board also has responsibility for oversight of leadership succession for our most senior officers, including the Chief Executive Officer, and reviews succession plans on an annual basis.

Management regularly discusses strategic and operational risks, including a focused analysis of specific risks facing the Company. In addition, our risk assessment practices, including auditing procedures, internal controls over financial reporting, whistleblower program and other compliance policies and programs, are designed to inform management about our material risks.  Throughout the year, management reviews these risks with the Board and its committees as part of presentations that focus on particular business functions, operations or strategies.  At the meetings, management advises the Board concerning major risk exposure and the steps taken to monitor, mitigate or eliminate material risks.

Our Board of Directors does not have a standing risk management committee, choosing instead to administer this oversight function through the entire Board and its committees.

Board of Directors

Oversees overall risk management function and strategic risks to the Company, including cybersecurity.  The Board has delegated certain risk management oversight to its committees in their areas of responsibility. The Board is kept informed of each committee’s risk oversight and other activities through reports to the Board presented at every regular Board meeting.

Audit Committee

Monitors financial statement integrity and compliance, including internal controls over financial reporting. Monitors operational and strategic risks related to the Company’s financial affairs, including strategies for managing financial exposure and contingent liabilities. Monitors compliance with ethics, investment and related-party transaction policies.

Compensation Committee

Monitors potential risks related to the design and administration of our compensation plans, policies, and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers or employees to take unnecessary and/or excessive risks.

Nominating and Corporate Governance Committee

Monitors potential risks related to our governance practices, including reviewing succession plans and performance and composition of the Board, monitoring legal developments and trends regarding corporate governance practices and reviewing the effectiveness of our Corporate Governance Guidelines.

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Meetings of the Board and Director Attendance at Annual Meeting of Stockholders

The Board of Directors held six meetings during 2019.  Each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board and the committees on which he or she served during the year, except for Mr. Schottenstein.  Board agendas are set in advance by management with the assistance of the Presiding Independent Director to ensure that appropriate subjects are covered.  Any member of the Board may request that an item be included on the agenda.  Directors are provided with materials in advance of meetings and are expected to review these materials before each meeting to ensure that time in Board and committee meetings is focused on active discussions versus lengthy presentations. The independent directors held four meetings in executive session during 2019 to discuss various matters related to the oversight of the Company and the management of Board affairs.

Although we do not have a formal policy requiring Board members to attend annual meetings of our stockholders, our directors are expected to make every effort to attend our stockholders’ meetings.  All of our directors except Messrs. Hilsheimer and Thomas attended the Annual Meeting of Stockholders in 2019.

Board Committees

The Board has established three standing committees to assist it in the discharge of its duties:

Audit Committee:	The Audit Committee oversees our corporate accounting and financial reporting processes and is primarily responsible for:

Chair:

Lawrence A. Hilsheimer

Other Members:

Margot L. Carter

Michael H. Thomas

Meetings in 2019:  4

❖   All members are independent under applicable rules of the SEC and NYSE and are “financially literate” under applicable rules of the NYSE

❖   Mr. Hilsheimer is an “audit committee financial expert” under applicable rules of the SEC

❖   Governed by a Board-approved charter

•     selecting our independent registered public accounting firm and determining its scope of engagement;

•     evaluating the firm’s qualifications, independence and performance;

•     approving the scope of the annual audit and related fees;

•     approving audit and non-audit services to be performed by the firm, taking into consideration whether the firm’s provision of non-audit services is compatible with maintaining its independence;

•     ensuring the rotation of partners of the firm on our engagement team;

•     reviewing the adequacy and effectiveness of our accounting and financial reporting processes, internal controls and financial statement audits;

•     reviewing major financial risk exposures and the steps management has taken to monitor and control such exposures;

•     overseeing complaints received regarding accounting, internal accounting controls or auditing matters;

•     reviewing related-party transactions for potential conflicts of interest;

•     reviewing any reports to management prepared by our internal audit department and management’s responses;

•     reviewing and discussing with management and our independent registered public accounting firm our financial statements and management’s discussion and analysis of financial condition and results of operations;

•     evaluating, at least annually, the performance of the Audit Committee and its members, including compliance by the Audit Committee with its charter; and handling other matters delegated to the Audit Committee by the Board.

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Compensation Committee	The Compensation Committee oversees the compensation of our executive officers, including our Chief Executive Officer, and is responsible for, among other things:

Chair:

Janet E. Jackson

Other Members:

David R. Meuse

Michael H. Thomas

Meetings in 2019:  5

❖   All members are independent under applicable rules of the NYSE, are “non-employee directors” under applicable rules of the SEC and are “outside directors” under the Internal Revenue Code

❖   Governed by a Board-approved charter

•     reviewing and determining the compensation, employment agreements, severance arrangements and other benefits of our executive officers;

•     approving, on an annual basis, the corporate goals and objectives relevant to the compensation of our executive officers and evaluating their performance in light of such goals and objectives;

•     administering our 2014 Omnibus Incentive Plan;

•     making recommendations to the Board with respect to non-employee director compensation;

•     reviewing and discussing with management our Compensation Discussion and Analysis;

•     reviewing any risks arising from our compensation policies and practices for our executives and employees that would be reasonably likely to have a material adverse effect on the Company;

•     retaining the advice of a compensation consultant, independent legal counsel or other adviser after taking into consideration the requirements of law and NYSE rules;

•     overseeing the appointment, work and compensation of compensation consultants, independent legal counsel and other advisers engaged by the Compensation Committee;

•     evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter; and handling other matters delegated to the Compensation Committee by the Board.

During 2019 (i) no officer, former officer or employee of the Company served as a member of our Compensation Committee, and (ii) none of our executive officers served as a member of the board of directors or the compensation committee of any entity whose executive officers served on our Board or Compensation Committee.

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Nominating and Corporate Governance Committee	The Nominating and Corporate Governance Committee is responsible for, among other things:

Chair:

Margot L. Carter

Other Members:

Lawrence A. Hilsheimer

Janet E. Jackson

Meetings in 2019:  4

❖   All members are independent under applicable rules of the NYSE

❖   Governed by a Board-approved charter

•     reviewing and establishing criteria for candidates to serve on the Board to ensure that the Board has the requisite expertise and is sufficiently diverse;

•     conducting inquiries into the backgrounds and qualifications of potential director candidates;

•     recommending to the Board nominees for election as directors, considering experience, skills, industry knowledge, financial expertise, existing commitments, potential conflicts of interest, independence and the extent to which the candidate fills a present need on the Board;

•     recommending to the Board the composition and size of the Board;

•     overseeing the evaluation of the Board and its committees in accordance with applicable rules of the NYSE;

•     recommending members of the Board to serve on Board committees as well as committee chairs;

•     monitoring the structure and operations of Board committees, the qualifications and criteria for membership on each committee and, as appropriate, recommending periodic rotation of committee members and term limits on committee service;

•     reviewing the charter of each committee and recommending to the Board any changes;

•     reviewing our Certificate of Incorporation and Bylaws and recommending to the Board any necessary or desirable amendments;

•     assessing the adequacy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommending any proposed changes to the Board;

•     periodically reviewing the Board’s leadership structure to assess whether it is appropriate given the specific characteristics and circumstances of the Company;

•     overseeing an annual review of succession planning for senior executives;

•     evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter; and

•     handling other matters delegated to the Nominating and Corporate Governance Committee by the Board.

Director Compensation

The Board of Directors annually reviews and determines the compensation of our non-employee directors, taking into account the recommendations of the Compensation Committee.  In connection with this review, the Board and the Compensation Committee consider the compensation paid to the non-employee directors of our peer group (which is the same peer group used in reviewing the compensation of our executive officers) and current circumstances relating to our business. The Board believes that non-employee director compensation should be competitive to ensure that we attract and retain qualified non-employee directors and that the compensation of our non-employee directors should include a combination of cash and equity-based compensation to align the long-term interests of our non-employee directors and our stockholders. The Board does not have a pre-established policy or target for allocation between cash and equity-based compensation and determines the mix of compensation based on what it believes is most appropriate under the circumstances. The Compensation Committee approves all equity-

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based compensation granted to the non-employee directors. In 2018, the Compensation Committee engaged Mercer, LLC, a subsidiary of Marsh & McLennan Companies and a global professional services firm (“Mercer”), to review our non-employee director compensation program and to conduct market comparisons for our non-employee directors similar to that performed for our executive officer compensation program.  See “Our Executive Compensation Process – Role of Compensation Consultant” and “Peer Group Analysis.” The Compensation Committee evaluates director compensation primarily on the basis of peer group data provided by Mercer. The Compensation Committee intends to engage Mercer or a similar firm to review our director compensation program biannually.

2019 Elements of our Non-Employee Director Compensation (Effective April 1, 2019)

Annual Board retainer	$70,000
Annual Compensation Committee chair retainer	$15,000
Annual Nominating and Corporate Governance Committee chair retainer	$10,000
Annual Audit Committee chair retainer	$20,000
Annual Presiding Independent Director retainer	$10,000
Annual grant of restricted stock (fair market value on grant date)	$80,000

Our 2014 Omnibus Incentive Plan, as amended, provides that non-employee director compensation, including aggregate cash compensation and the grant date fair value of shares of the Company’s common stock, may not exceed $400,000 to any one director in any fiscal year.

All directors are entitled to be reimbursed for their reasonable expenses to attend Board meetings and meetings of committees on which they serve, but do not receive fees or other compensation for meeting attendance.  Directors who are employees of the Company receive no additional compensation for their service as directors.

Director Stock Ownership Policy

Pursuant to our Stock Ownership Policy for Directors established by the Board of Directors and the Compensation Committee, to align each director’s interests with the long-term interests of our stockholders, each director is required to beneficially own our common stock having a fair market value equal to at least the greater of $150,000 or three times the director’s annual cash retainer (excluding committee chair and Presiding Independent Director retainers).  If a director chooses to meet this requirement by holding fully vested shares of common stock granted in connection with our director compensation program, the common stock is valued at the greater of the value of the closing price on the grant date or on the date on which ownership is to be measured.  Only common stock that has vested will count toward the ownership requirement.  A director has five years from (a) the date of his or her first appointment or election, or (b) if later, the date of an increase in the amount of common stock required to be held to meet this requirement.  If a director fails to meet the ownership requirement on the measurement date, the director is prohibited from selling any Company stock, and 50% of the director’s annual retainer will be paid in the form of common stock in lieu of cash. All of our non-employee directors met the stock ownership requirements as of December 31, 2019, except for Mr. Meuse, who was appointed to the Board on March 25, 2020.

Director Compensation Table

The following table presents the total compensation paid during 2019 (i) to each non-employee director and (ii) to Mr. Verma, who is an employee of the Company as well as a director, but who received no compensation for his Board service, as noted below.  Directors’ fees are paid quarterly.

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Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($)	Total ($)
Margot L. Carter	80,000	80,000	-	160,000
Lawrence A. Hilsheimer	80,000	80,000	-	160,000
Janet E. Jackson	72,500	80,000	-	152,500
Robert H. Schottenstein (4)	60,000	80,000	-	140,000
Michael H. Thomas	60,000	80,000	-	140,000
Vikas Verma (5)	-	58,847	1,109,839	1,168,686

(1)

The amounts in this column represent fees earned by our non-employee directors.  These amounts were not actually paid to Ms. Carter and Messrs. Hilsheimer and Thomas, who agreed in advance to waive a portion of their fees in order to assist the Company in funding awards under the Installed Building Products Foundation.  Consequently, Ms. Carter and Messrs. Hilsheimer and Thomas waived payment of $5,833, $10,000 and $3,000, respectively.

(2)

Represents an annual grant of restricted stock to our non-employee directors made pursuant to our 2014 Omnibus Incentive Plan having a value of $80,000 on the grant date (May 30, 2019), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718), with the number of shares determined based on the closing price of our common stock ($52.13) on the grant date. For additional information regarding the assumptions made in calculating these amounts, see Notes 2 and 11 to the consolidated financial statements included in the Company’s Annual Report. The restricted stock awards vest upon the earlier to occur of (i) the one year anniversary of the grant date, (ii) immediately prior to the first annual meeting of the Company’s stockholders occurring after the grant date, or (iii) the director’s death, subject in the cases of (i) and (ii) to the director’s continued service through the vesting date. See footnote (5) for a summary of Mr. Verma’s employee restricted stock award.

(3)	None of the persons listed in this table held any stock options as of December 31, 2019.
(4)	Mr. Schottenstein resigned from the Board effective March 18, 2020.
(5)

As an employee of the Company, Mr. Verma earns no compensation for his Board service.  The amount specified under the “Stock Awards” column represents the grant date fair value of a time-based restricted stock employee award made pursuant to our 2014 Omnibus Incentive Plan based on the closing price of our common stock ($51.62) on the grant date (April 12, 2019), computed in accordance with FASB ASC Topic 718. The restricted stock vests in three equal installments (rounded to the nearest whole share) on each of April 20, 2020, April 20, 2021 and April 20, 2022. The amount specified under the “All Other Compensation” column reflects the following compensation paid to Mr. Verma as an employee in 2019: (i) a salary of $300,000, (ii) a bonus of $89,749, (iii) a noncompete payment of $705,000 pursuant to the terms of the Company’s acquisition of the Alpha companies in 2017 and (iv) other compensation, including Company-paid car insurance, Company-paid cell phone and club dues, totaling $15,090.

Insider Trading Policy and Hedging and Pledging Prohibition

Our insider trading policy prohibits all directors, officers, employees and their family members from directly or indirectly purchasing or selling any type of security, whether the issuer of that security is our Company or another company, while aware of material, non-public information relating to the issuer.  The policy also prohibits providing any such material, non-public information to any other person who may trade in the securities while aware of such information.

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Our insider trading policy prohibits all directors, officers and employees from engaging in the following transactions in Company stock:

Speculating	Speculating in securities of the Company, including buying with the intention of quickly reselling such securities, or selling Company securities with the intention of quickly buying such securities.
Short Sales	Directly or indirectly selling any equity security of the Company if the person does not own the security sold, including a “sale against the box” (a sale with delayed delivery).
Hedging

Engaging in, directly or through family members or other persons or entities, any hedging or monetization transactions involving Company securities, including through the use of financial instruments such as puts, calls, publicly-traded options, swaps, forwards, warrants and any other derivative or similar instruments.

In addition, the policy prohibits our directors, officers and designated significant employees from engaging in the following transactions in Company stock:

Pledges and Margin Accounts

Pledging Company securities as collateral for a loan or holding Company securities as collateral in a margin account. Any person who is (i) engaged in a hedging transaction involving Company securities, (ii) pledging Company securities as collateral for a loan or (iii) holding Company securities as collateral in a margin account is not eligible for election or re-election as a director.

Our Insider Trading Policy has procedures that require trades in our stock by executive officers, directors and certain significant employees, and each of their family members and members of their households, to be pre-cleared by appropriate Company personnel. None of our current directors or executive officers has any shares of Company stock pledged as collateral for personal loans or other obligations.

Communication with Directors

Stockholders and other interested parties who wish to communicate with the Board of Directors or to any particular director, including the Presiding Independent Director, may do so by writing to the following address:  c/o Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.  The Board has directed the Corporate Secretary’s office to forward to the appropriate director(s) all correspondence, except for items unrelated to the functions of the Board, business solicitations and advertisements.

Corporate Governance Materials

The following corporate governance materials are published on our website at http://investors.installedbuildingproducts.com/corporate-governance:

•	Audit Committee Charter
•	Amended and Restated Bylaws
•	Amended and Restated Certificate of Incorporation
•	Code of Business Conduct and Ethics
•	Compensation Committee Charter
•	Corporate Governance Guidelines
•	Disclosure Committee Charter
•	Insider Trading Policy – All Employees

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•	Insider Trading Policy – Covered Persons
•	Nominating and Corporate Governance Committee Charter
•	Reg FD Policy
•	Related-Party Transactions Policy
•	Whistleblower Policy

Corporate Responsibility

Our Board of Directors and executive management recognize the importance of environmental, social and governance issues and their impact on our stockholders, our employees and our communities. Corporate citizenship is important to us and we are committed to promoting a culture of doing what is right and investing in the communities where we live and work.  We integrate corporate responsibility every day through making buildings energy efficient, providing for the health, safety and welfare of our employees, advocating volunteerism and empowering philanthropy. As we move forward, we will continue to deepen our corporate responsibility efforts.

Code of Business Conduct and Ethics

The Board of Directors has established a Code of Business Conduct and Ethics applicable to all of our employees, officers and directors to help ensure that our business is conducted in a legal and ethical manner. Our policy is to promote high standards of integrity by conducting our affairs honestly and ethically.  The Code of Business Conduct and Ethics, overseen by the Audit Committee, covers such areas as conflicts of interest; compliance with laws; protection and proper use of Company assets; use of Company assets for personal gain; confidentiality of Company, customer, supplier and business partner information; fair dealing and gifts, entertainment and other benefits.

Code of Ethics for Senior Financial Employees

We have established a Code of Ethics for Senior Financial Employees that supplements the Code of Business Conduct and Ethics. Senior financial employees are required to bring to the attention of the Board and the Audit Committee material information affecting disclosures made by the Company, information concerning significant deficiencies in the design or operation of internal controls, fraud involving management or other employees having a significant role in financial reporting and internal controls, violations of the Code of Business Conduct and Ethics and material violations of laws applicable to the Company.

Whistleblower Policy

The Board has implemented a Whistleblower Policy, overseen by the Audit Committee, that encourages open communication so that concerns about misconduct may be raised without fear of retaliation.  Employees are expected to report violations of laws, fraudulent or criminal activity, financial malpractice, impropriety or fraud (including questionable accounting policies or practices, internal accounting controls or auditing matters), violations of the Code of Business Conduct and Ethics, and any activity that poses a danger to health, safety or the environment. All incidents reported through our 24/7 hotline are investigated by our internal audit or other appropriate department.

Environmental Responsibility

We play a meaningful role in creating a sustainable future through our day-to-day business operations by installing products that promote energy efficiency. Insulation and air sealing play a critical role in reducing energy consumption and carbon emissions.  According to the U.S. Energy Information Administration, residential and commercial buildings represent approximately 40% of all energy consumed in the United States.  According to the Alliance to Save Energy, energy efficiency is the single most effective strategy for reducing carbon emissions.

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Fiberglass Insulation Installation Services. The most common type of insulation we install is fiberglass, which is comprised of 40-80% recycled material.  A 2018 survey of manufacturers conducted by the North American Insulation Manufacturers Association (“NAIMA”) found that U.S. fiberglass manufacturers utilized 2.2. billion pounds of recycled glass in the production of fiberglass insulation. Our insulation and air barrier installation services provide the critical link between insulation manufacturer inventory and builders and homeowners who desire to promote energy efficiency or meet increasingly stringent building codes.

Our installation professionals receive extensive training through programs developed by NAIMA, including thermal performance, moisture prevention, air infiltration, ventilation and auditing for maximum energy efficiency, so that the latest techniques and technologies developed by manufacturers can be employed in the residential and commercial building industry.

Loosefill Insulation Installation Services. One type of fiberglass insulation we install is loosefill, or blown-in, fiberglass insulation.  We have a small production facility in Shelbyville, Indiana that retrieves manufacturers’ waste fiberglass material that would otherwise be sent to a landfill and produces loosefill insulation suitable for blowing into building attics. In 2019, we reclaimed 2.35 million pounds of scrap material that would otherwise have been placed in a landfill and insulated over four million square feet of space (to an R value of R30) using this recycled material.

Cellulose Insulation Manufacturing and Installation Services.  Some builders and consumers prefer cellulose insulation, which consists of approximately 86% post-consumer recycled waste paper and cardboard, and is installed in the walls, ceilings and attics of new homes. We produced 40,171 tons of cellulose products in 2019 from our manufacturing plant located in Bucyrus, Ohio. In the manufacturing of our finished products, we processed approximately 34,550 tons of recycled wastepaper to make our finished products which might have otherwise decomposed in a landfill, releasing methane and carbon dioxide.

Our cellulose operations participated in an industry wide environmental product declaration (EPD) conducted by the Cellulose Insulation Manufacturers Association, and we are in the process of obtaining a company-specific EPD.  Our cellulose manufacturing plant conducts quality control tests every two hours, and we contract with a third party inspector to conduct random quality control tests each quarter and to confirm that we comply with ASTM International and U.S. Consumer Product Safety Commission requirements. Our cellulose manufacturing operations comply with numerous environmental regulations, primarily air emissions, which require an EPA operating permit.  We have a Spill Prevention, Control and Countermeasure Plan to set standards for oil storage, prevent and respond to oil discharges and to act as an emergency response resource.  The production facility periodically reviews its energy usage and has taken steps to improve usage, including conversion to LED lighting and usage of variable frequency drives as motor starters.

Weatherproofing Installation Services.  Many of our branches participate with local utility companies to insulate and weatherproof existing homes in connection with federal and state weatherization programs for income eligible residents.

HERS Raters.  We employ over 25 accredited Home Energy Raters System (“HERS”) raters, and have an affiliation with approximately 35 others.  Our professional home energy raters complete rigorous training and education programs and are accredited by Residential Energy Services Network (RESNET), an association of builders, lenders, utilities and government agencies.  HERS raters are the primary means by which homes are qualified for the U.S. Environmental Protection Agency’s Energy Star for Homes Program, as well as for federal energy tax credits.  HERS Raters and building scientists take what is learned in the building science community and put that knowledge to work in the field for architects, builders and homeowners.  HERS Raters review insulation levels, window efficiency, HVAC system efficiency, and water heating systems.  They also perform performance testing such as blower door tests to examine air and duct leakage.

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Our People

We believe that our growth and future are directly attributable to the recruitment, development and retention of exceptional employees, and we are fully committed to their health, safety and wellness.  We believe that employees who are engaged and committed for the long term are critical to our success and long-term strategy.  Our culture of family unifies our diverse workforce in over 180 branches across the United States.  We have developed a number of initiatives to help attract, develop and retain employees, which reduces turnover and training costs, increases productivity, enhances employee engagement, encourages customer loyalty and promotes community engagement.  Since 2017, our initiatives have reduced our installer turnover by approximately 40%.

Benefits. Offering competitive pay and benefits helps us attract and retain talent throughout our organization. We offer a full range of benefits, including medical, dental and vision insurance, prescription drug coverage, flexible spending accounts, 401(k) retirement programs with matching contributions, paid time off, short- and long-term disability insurance, life insurance, and group accident and critical illness insurance.

Safety Wanted 365. We place a high priority on employee safety and strive to provide our employees with a safe working environment.  We have detailed safety policies and each year significant staffing, funding and resources are allocated to safety and risk management. We have strong workplace safety measures that we call Safety Wanted 365, which focus on creating a safer working environment for both our employees and other jobsite personnel through year-round education and training. We have three regional safety managers who are OSHA 500 certified outreach trainers who conduct 10- and 30-hour courses on OSHA safety training.

Our safety programs include the following policies and programs: drugs and alcohol, confined space, fall protection, hazardous chemicals communication, respiratory protection, hand and portable power tools, personal protection, carbon monoxide, weather safety, cell phone usage, drywall storage safety, driver safety and fleet safety.  Each installer receives initial safety training upon hire, and may receive specialty training depending upon duties. Safety training continues with weekly toolbox talks, quarterly safety initiatives, annual refresher training and safety excellence awards.  Our safety program includes more than 35 training videos, including ladder and scaffold safety, bloodborne pathogens, electrical safety, and forklift safety. Our spray polyurethane foam protocol includes manufacturer stewardship, trucks and equipment, storage and disposal, sales and installer training, preventative maintenance and technical support and quality control.

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Financial Wellness Program. In 2017, we began offering a financial wellness education program to our employees called Momentum on Up.  The program educates participants on key personal financial topics including budgeting, credit scores, debt reduction, saving and giving back to the community. One of the key components of this program is encouraging employees to establish personal savings accounts, which the Company matches dollar for dollar up to $1,000. We believe this is a valuable program that not only helps address employee retention, but represents the right thing to do in order to help educate and inform our employees about their financial position and security.

Longevity-Based Awards. In 2017, we initiated a longevity-based award program. This program rewards employees who do not otherwise receive awards under any other Company stock program for their long-time dedicated service to the Company.  Eligible employees are awarded grants of restricted stock units under our 2014 Omnibus Incentive Plan for each ten years of continuous service to the Company, including service for companies that we acquire. Provided that the Company meets a revenue target established in advance by the Compensation Committee, employees are awarded restricted stock units based on a percentage of wages that convert one year later into shares of our common stock (for 2019 awards, the target was $1.370 billion trailing 12-month revenue from July 1, 2018 to June 30, 2019). Through December 31, 2019, we have awarded more than 100,000 restricted stock units to more than 1,000 employees with tenures ranging from 10 to 48 years. We believe the program is in the best interest of the Company and its stockholders, as it rewards employees for valued service and assists in retention of the Company’s highly valued long-term employees.

Employee Development. Our Board of Directors annually reviews the Company’s succession plan for executive and other key leadership positions within the Company.  Our Regional Presidents identify and develop talent and plan for succession in their respective regions. We provide ongoing training and development opportunities for our employees, which include:

•	Leader’s Edge program, a year-long program for branch managers to develop leadership skills and receive training on Company operations
•

Positive Management/ Positive Production programs, which provide personal development opportunities to employees with the goal of supporting strong teambuilding, increasing productivity, reducing turnover and building a positive culture.  Topics include purpose, gratitude, optimism, energy management, resilience, forgiveness, mindfulness and goals and habits.

•	Communications workshops, which utilize a model to highlight key personality traits and associated behaviors to enhance communication skills.

Installed Building Products Foundation. In March 2019, we announced the establishment of our Installed Building Products Foundation (“Foundation”) in partnership with the Columbus Foundation. The Foundation is currently funded entirely by the Company and certain of our directors, executives and employees.  Our Foundation has three pillars: Framing Futures, Building Homes and Fostering Communities. The Foundation Advisory Board consists of 13 employees representing all of our geographic regions in a wide range of job categories. In 2019, the Foundation made awards of more than $1.1 million.

Scholarship Program.  The Building for Tomorrow Scholarship Program, part of our Foundation, awards renewable scholarships of up to $2,500 to employees and their dependents attending accredited vocational or trade schools and universities or colleges. Selection criteria include academic performance, financial need and character reference letters. Preference is given to construction-related fields of study.  In 2019, the Foundation awarded 44 scholarships under this program, committing $327,500 over the next four years.

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Employee Financial Assistance.  Our Employee Financial Assistance Program, which is also a part of our Foundation, provides for awards of $250 to $2,000 for food, shelter and other basic needs for employees who experience a qualifying event, such as a natural disaster or other acts of nature, house fire, accident, domestic abuse, crime, short term illness, death of a spouse, partner or dependent or military deployment. In 2019, the Foundation awarded $18,768 to our employees facing financial hardship due to an unexpected event in their lives.

Our Communities

We have numerous community engagement programs that offer our employees the opportunity to volunteer at a variety of nonprofit organizations in their local communities, including Habitat for Humanity, United Way, Goodwill, and local food banks and homeless shelters. Our employees contribute their time, passion and money to a wide variety of philanthropic organizations and we are proud to partner with them in their efforts.

Contributions Match.  Our Foundation will match cash gifts by employees of up to $500 or volunteer time of up to 25 hours ($20 per hour). Eligible organizations include tax-exempt public charities, nonprofit colleges, universities, hospitals and medical facilities and community service programs. In 2019, the Foundation provided $8,625 in matching contributions and volunteer hours.

Major Grants Program.  Our Foundation’s Major Grants Program provides grants to 501(c)(3) organizations involved in building or renovating homes or providing shelter for those in need. In 2019, we announced $825,000 in grants to nonprofit organizations including Habitat for Humanity, Compassion Outreach Ministries of Ohio, House of Heroes – Chattahoochee Valley, Community Housing Network, Columbus Housing Partnership’s Homeport, Melissa’s House, Star House and Creative Living.

Our Communities We have numerous community engagement programs that offer our employees the opportunity to volunteer at a variety of nonprofit organizations in their local communities, including Habitat for Humanity, United Way, Goodwill, and local food banks and homeless shelters. Our employees contribute their time, passion and money to a wide variety of philanthropic organizations and we are proud to partner with them in their efforts.  Contributions Match.  Our Foundation will match cash gifts by employees of up to $500 or volunteer time of up to 25 hours ($20 per hour). Eligible organizations include tax-exempt public charities, nonprofit colleges, universities, hospitals and medical facilities and community service programs. In 2019, the Foundation provided $8,625 in matching contributions and volunteer hours. Major Grants Program.  Our Foundation’s Major Grants Program provides grants to 501(c)(3) organizations involved in building or renovating homes or providing shelter for those in need. In 2019, we announced $825,000 in grants to nonprofit organizations including Habitat for Humanity, Compassion Outreach Ministries of Ohio, House of Heroes – Chattahoochee Valley,

Community Housing Network, Columbus Housing Partnership’s Homeport, Melissa’s House, Star House and Creative Living.

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PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Our Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The Audit Committee conducts an annual evaluation of the firm’s qualifications, performance and independence, considering whether the firm should be rotated and the advisability and potential impact of selecting a different auditing firm. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the firm, an analysis of known significant legal or regulatory proceedings against the firm, audit quality and performance, firm capabilities, audit approach and the independence of the firm.

The Audit Committee has appointed, and the Board has ratified the appointment of, Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020.  Deloitte has served as our independent registered public accounting firm since 2013.

The Audit Committee and the Board believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of the Company and our stockholders, and we are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm for 2020.  Although stockholder ratification is not required, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection of Deloitte is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.

Fees Paid to Deloitte

The following table sets forth the aggregate fees we paid to Deloitte in 2019 and 2018, respectively:

	2019	2018
Audit Fees (1)	1,930,177	$ 1,758,985
Audit-Related Fees (2)	-	64,568
Tax-Related Fees (3)	31,500	53,266
Total	$1,961,677	$ 1,876,819

(1)

Fees for professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

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(2)

Fees for professional services reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” These services include advisory services on new accounting standard implementations outside the scope of the audit.

(3)	Fees for professional services rendered in connection with tax consultation services, including assistance with transfer pricing.

Pre-Approval of Services

The Audit Committee has established a policy requiring pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management submits to the Audit Committee specific projects and services to be performed by our independent registered public accounting firm for which it seeks advance approval. The Audit Committee reviews these requests and determines whether to approve the requested engagement. Periodically management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. For the 2019 and 2018 fiscal years, all services provided by Deloitte were pre-approved by the Audit Committee in accordance with this policy.

Report of the Audit Committee

Management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal controls over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable law. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. In fulfilling these oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019, the fair and complete presentation of the Company’s results and the assessment of the Company’s internal controls over financial reporting. The Audit Committee discussed significant accounting policies applied in the Company’s financial statements, as well as, when applicable, alternative accounting treatments. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the U.S. The Audit Committee has also discussed with Deloitte the matters required to be discussed with the independent registered public accounting firm by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee reviewed and discussed with Deloitte its independence from the Company and management.  As part of that review, the Audit Committee received the written disclosures and letter from Deloitte required by the PCAOB, and the Audit Committee considered and discussed Deloitte’s independence, including whether the firm’s provision of non-audit services to the Company is compatible with its independence. The Audit Committee concluded that the Company’s independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s Internal Audit Department and Deloitte the overall scope of and plans for their respective audits. The Audit Committee meets with the Director of Internal Audit and representatives of Deloitte, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

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Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Audit Committee has selected, and the Board of Directors has ratified the selection of, Deloitte as the Company’s independent registered public accounting firm for 2020.

Audit Committee

Lawrence A. Hilsheimer (Chair)

Margot L. Carter

Michael H. Thomas

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2020. Brokers have discretion to vote on this proposal in the absence of voting instructions. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

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PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

As required by Section 14A of the Securities Exchange Act of 1934 and as a matter of good corporate governance, we are seeking stockholder approval of our executive compensation program as disclosed below in this Proxy Statement. Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers for 2019, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related disclosures.”

We have a pay-for-performance philosophy that forms the foundation of our decisions regarding payment of executive compensation. This philosophy and the compensation structure approved by the Compensation Committee are central to our ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and our stockholders. Our program links pay to performance by weighting a significant portion of the total compensation opportunity of our named executive officers (sometimes referred to as our “NEOs”) in variable or “pay at risk” compensation programs. Our program also aligns the NEOs’ financial interest with those of our stockholders by weighting a substantial portion of their total compensation in the form of equity awards.

We urge our stockholders to read “Executive Compensation – Compensation Discussion and Analysis” below, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying executive compensation tables and narratives that provide detailed information on the compensation of our NEOs.

As discussed in more detail in the Compensation Discussion and Analysis, we believe our executive compensation program is competitive and governed by pay-for-performance principles. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives reinforce the alignment of the interests of our executives with those of our long-term stockholders. The Compensation Committee believes that our executive compensation program is consistent with our compensation philosophy, supports our long-term strategic objectives, encourages appropriate sensitivity to risk and increases stockholder value.

This advisory vote on our executive compensation, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Compensation Committee and the Board of Directors. However, the outcome of the vote will provide valuable information to the Compensation Committee and the Board regarding stockholder sentiment about our compensation program, which the Compensation Committee will carefully review and consider when making future decisions regarding the compensation of our NEOs. Our executive compensation program received strong support from our stockholders in 2019, with approximately 99% of the votes cast at the 2019 annual meeting voting in favor.  The Compensation Committee believes that this level of support of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals.

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We believe that our compensation programs are competitive, focused on pay-for-performance and strongly aligned with the long-term interest of our stockholders.  The Compensation Committee believes that executive compensation for 2019 was reasonable, appropriate and justified by the performance of the Company and the result of a carefully considered approach.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this advisory resolution. Abstentions will have the same effect as votes “AGAINST” this proposal.  Broker non-votes will have no effect on the outcome of the advisory resolution. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

The following biographical information regarding our executive officers and certain significant employees is as of April 17, 2020:

Executive Officers

Jeffrey W. Edwards Age 56 President, Chief Executive Officer and Chairman

Mr. Edwards is our President, Chief Executive Officer and Chairman and has held these positions since 2011, 2004 and 1999, respectively. Mr. Edwards’ position allows him to advise the Board on management’s perspective over a full range of issues affecting the Company. Prior to joining us, Mr. Edwards acted as an officer and strategist for several companies that he and his family started, acquired or invested in over more than 40 years across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage. Since 1988, Mr. Edwards has been involved in the launch of many business ventures as well as commercial real estate developments in central Ohio and elsewhere. He holds a B.S. in Marketing from Miami University.

Michael T. Miller Age 55 Executive Vice President, Chief Financial Officer and Director

Mr. Miller has served as our most senior financial officer since he joined us in 2000 as our Executive Vice President – Finance. He has been our Chief Financial Officer since 2013 and a director since 2004. Prior to joining the Company, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and Canadian Imperial Bank of Commerce in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller serves on the board of BMC Stock Holdings, Inc. and is a member of its audit committee.

Jay P. Elliott Age 58 Chief Operating Officer

Mr. Elliott has been our Chief Operating Officer since 2013. Since joining the Company in April 2002 as Regional Operations and Business Integrations Manager, he has led our acquisition integration process and has overseen various corporate functions. Prior to joining us, Mr. Elliott worked with E&Y Corporate Finance, LLC in restructuring advisory services. Mr. Elliott’s experience includes ten years with Owens Corning in several roles including new business development, market management and corporate strategic planning. Mr. Elliott spent three years with IBM and began his career with Westinghouse Electric Corp. He earned an M.B.A. from Cornell University Johnson Graduate School of Management, a B.E. from Dartmouth College Thayer School of Engineering, and an A.B. from Colgate University.

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Todd R. Fry Age 54 Chief Accounting Officer

Mr. Fry has been our Chief Accounting Officer since April 2014 and our Treasurer since March 2015. He was Chief Financial Officer of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and office furniture, from 1999 to April 2014, where his responsibilities included SEC reporting, Sarbanes-Oxley compliance, mergers & acquisitions, corporate governance, risk management and debt negotiation. From 1997 to 1999, Mr. Fry served as Chief Financial Officer of Broughton Foods Company, where he led both the initial public offering and subsequent sale of the company. Mr. Fry served as a manager at Coopers & Lybrand L.L.P. from 1991 to 1997.  Mr. Fry holds a B.S. from The Ohio State University. Mr. Fry has served as a director of Summit State Bank since 2000.

W. Jeffrey Hire Age 68 President of External Affairs

Mr. Hire joined the Company in 2008 and was named President of External Affairs in 2013. His responsibilities include working with our largest customers, our major suppliers and industry associations. Prior to joining us, from 1978 to 2008, Mr. Hire held numerous management positions at Owens Corning. From 2006 to 2008, he served as Director of Products and Programs for the Insulating Systems Business, developing product innovations and value-added customer programs. For eleven years prior to that, Mr. Hire was General Manager of the Insulation Contractor Segment of the Residential Insulation Division. He earned a B.S. in Philosophy from University of Mount Union in Alliance, Ohio and an M.B.A. specializing in General Management from The University of St. Thomas Opus College of Business in St. Paul, Minnesota. He serves on the Board of the Insulation Contractors Association of America, and was its past President.  Mr. Hire has served as a Committee Chairman for the North American Insulation Manufacturers Association. Mr. Hire received the Insulation Contractors Association of America’s “Key Man” award for his leadership and dedication to the industry.

Jason R. Niswonger Age 47 Senior Vice President, Finance and Investor Relations

Mr. Niswonger has been our Senior Vice President, Finance and Investor Relations since March 2015 and served as our Director of Investor Relations from January 2014 until March 2015.    Prior to joining the Company, he served from 2011 to 2013 as the Director, Financial Reporting for Edwards Industries, a national property development and management company.  From 2006 to 2011, Mr. Niswonger held multiple positions including the Director, Finance for the Seating Systems Division of Commercial Vehicle Group, Inc., a supplier of integrated system solutions for the global commercial vehicle market.  From 2004 to 2006, he was the Director, Financial Reporting for Installed Building Products, LLC.  Prior to joining Installed Building Products, LLC, Mr. Niswonger served as the Director of Global Accounting and Financial Reporting at Sterling Commerce, Inc., a global provider of EDI services, B2B integration software solutions and consulting, where he worked from 2000 to 2004.  Prior to joining Sterling, he held positions in financial reporting at Express, a division of The Limited, and Exel Logistics.  Mr. Niswonger earned an M.B.A. from Otterbein College and a B.A. from Ohio University.

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Certain Significant Employees

William W. Jenkins Age 63 Senior Vice President, Purchasing and Supply Chain

Mr. Jenkins has been our Senior Vice President, Purchasing and Supply Chain since March 2015 and served as our Director of Internal Audit from September 2013 until March 2015. From 2011 to 2013, he served as a Regional President and served as our President from 1998 to 2011. Prior to joining the Company, Mr. Jenkins held senior management positions with Midwest Wholesale Building Materials, a building products wholesaler and BuyOhio Realtors. Mr. Jenkins began his career with Ernst & Young LLP, where he progressed to become a Senior Manager, specializing in audits of publicly held and privately held insurance, wholesale distribution and fast-food companies. He graduated from The Ohio State University with a B.S. and became a licensed CPA in the State of Ohio.

R. Scott Jenkins Age 64 Regional President

Mr. Jenkins has been a Regional President since 2006 when we acquired OJ Insulation, Inc., which he co-founded in 1984. During his 22-year tenure at OJ Insulation as owner and chief executive officer, Mr. Jenkins was responsible for numerous strategic acquisitions and significant company growth. Since joining us, Mr. Jenkins has been responsible for the management of operations in several states, including Minnesota, Idaho, Washington and California. He received a B.A. in Social Science from the University of California at Irvine and has been an active member of Vistage International CEO Organization since 2004.

Shelley A. McBride Age 63 General Counsel and Secretary

Ms. McBride joined the Company in 2005 as General Counsel and Secretary.  Prior to joining the Company, she worked as an attorney at the law firm of Calfee, Halter & Griswold, representing corporate and institutional clients in the areas of mergers and acquisitions, secured credit transactions, subordinated debt financings, common and preferred equity investments, organizational restructuring and general corporate matters.  Before joining Calfee, Halter & Griswold in 2001, Ms. McBride served as legal counsel for Nationwide Mutual Insurance Company in the Nationwide Enterprise Office of Investments and also served as legal counsel for various investment funds at Banc One Capital. Her experience includes representing corporate and institutional clients at the law firms of Squire Patton Boggs and Kegler, Brown, Hill & Ritter.  From 1983 to 1989, Ms. McBride served as a law clerk to the Honorable John D. Holschuh and the Honorable Mark R. Abel in the United States District Court for the Southern District of Ohio.  Ms. McBride earned a J.D. and a B.A. from The Ohio State University.

Matthew J. Momper Age 59 Regional President

Mr. Momper has been a Regional President since 2008. Prior to joining the Company, he served as President of Momper Insulation Inc., a family business, which he joined in 1984. Mr. Momper was responsible for significant growth of Momper Insulation Inc., and the strategic decision to join that company with us in 1998. Since joining us, Mr. Momper has been responsible for the management of operations in several states, including Wisconsin, Indiana, Ohio and Illinois. He received a B.S. from Ball State University and an M.B.A. from Drake University. Mr. Momper currently serves on the Board of Trustees for Ball State University and the Board for the Allen County Building Department.

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Warren W. Pearce Age 61 Regional President

Mr. Pearce has been a Regional President since 2011. From 2004 to 2011, he was Vice President of Operations for Masco Corporation, a manufacturer of home products, distributor of building products and installer of building products, where he held various other positions beginning in 1984. Mr. Pearce began his career at Carroll Insulation and later served as branch manager at American Aluminum Insulation. Since joining the Company, Mr. Pearce has been responsible for the management of operations in several states, including Ohio, North Carolina, Virginia and Maryland. He received from Kent Votech his Electrical Apprenticeship certification.

Henry T. Schmueckle Age 55 President, the Alpha Companies

Mr. Schmueckle has been President of the Alpha companies, installers of commercial waterproofing, insulation, fireproofing, and fire stopping, since 2012 and was named Chief Executive Officer in February 2020.  Mr. Schmueckle joined the Alpha companies in 1988 and served as the General Manager of the San Antonio branch from 1989 to 1992, as Vice President from 1992 to 2012 and as President from 2012 to the present.  During his 31 years with the Alpha companies, Mr. Schmueckle has been responsible for various strategic and growth initiatives.  He is currently responsible for estimating, development of new programs and the day-to-day operational needs of Alpha.  Mr. Schmueckle holds specialty trade contractor licenses in Louisiana, Arkansas, Tennessee, Alabama and Mississippi.  He received an Associates’ Degree from Texas State Technical College in Applied Science Specializing in Building Construction Technology.

Vikas Verma Age 67 President, Commercial Development

In January 2019, Mr. Verma became our President of Commercial Development.  His responsibilities include commercial acquisition sourcing, new commercial product development and organic growth of our commercial business. Mr. Verma founded the Alpha companies, installers of commercial waterproofing, insulation, fireproofing and fire stopping, where he served as the Chief Executive Officer (1982 – 2020) and President (1982 - 2012), responsible for business and market development, marketing, finance, insurance and bonding. Mr. Verma was the President of Alamo Insulation Co., a residential insulation company with offices in San Antonio and Corpus Christi, Texas from 1977 to 1982. Mr. Verma is a member of the boards of directors of the National Association of Minority Contractors and Cobb Boys and Girls Club, and has served on advisory boards for Synovus (previously Charter Bank), Owens Corning & Johns Manville. He holds a B.A. in Engineering and an Associate’s Degree in International Marketing and Marketing Management from University of Bombay. He also held the position of President for Georgia Walls & Ceilings Association and is a graduate of Leadership Atlanta.

Brad A. Wheeler Age 45 Regional President

Mr. Wheeler has been a Regional President since January 2015. He joined the Company in 2010 as Regional Manager and was responsible for the management of operations in several states.  Prior to joining us, Mr. Wheeler was a District and Branch Manager for Masco Contractor Services, an installer of building products, from 2001 to 2010.  From 1996 to 2001, he held various positions at Cary Corporation, which was purchased by Masco Contractor Services.  Since joining the Company, Mr. Wheeler has been responsible for the management of operations in several states, including Colorado, Texas, Florida and Georgia.  He attended Radford University and has been an active member of Vistage International CEO Organization since 2011.

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Randall S. Williamson Age 58 Regional President

Mr. Williamson has been a Regional President since 2001. He began his career in 1981 at Monroe Insulation and Gutter Company Incorporated, or Monroe, where he progressed to become Vice President in 1992. In 1996, Mr. Williamson purchased Monroe and merged it with other companies to form American Building Systems, Inc., where he served as President until 2001. American Building Systems, Inc. merged with us in 2001. Since joining us, Mr. Williamson has been responsible for the management of operations in several states, including Massachusetts, New Jersey, New York and Michigan. He attended Colorado State University and serves on the board of governors for U.S. Grown Foods.

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COMPENSATION DISCUSSION & ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion & Analysis (“CD&A”) included in this Proxy Statement and has discussed the CD&A with members of the management team involved in the compensation process.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee

Janet E. Jackson (Chair)

David R. Meuse

Michael H. Thomas

CD&A Table of Contents

Section 1 – Executive Summary	Page	Section 3 – Elements of our Compensation Program	Page
● Business Overview	40	● Components of Compensation	49
● Competitive Advantages	40	Section 4 – What We Paid in 2019
● Business Strategy	41	● Pay for Performance	51
● 2019 Performance Highlights	41	● 2019 Base Salary	53
● Pay for Performance Philosophy	42	● 2019 Performance-Based Incentive Cash Awards	53
● 2019 Say-on-Pay Voting Results	42	● 2019 Performance-Based Incentive Equity Awards	54
● 2019 Named Executive Officers	43	● Compensation Changes After December 31,2019	55
● 2019 Executive Compensation at a Glance	43	Section 5 – Other Compensation and Policies
● 2019 Target Compensation Mix	43	● Executive Benefits and Perquisites	56
● Changes to Executive Compensation in 2020	44	● Post-Termination Compensation	57
● Key Compensation Practices	44	● Retirement / Post-Employment Benefits	57
Section 2 – How We Determine Pay		● Equity Grant Practices	57
● Our Compensation Objectives and Philosophy	45	● Tax Considerations	57
● Goals of Our Compensation Program	45	● Tax Gross-Ups	58
● Guiding Principles of Our Compensation Philosophy	45	● Stock Ownership Guidelines	58
● Our Executive Compensation Process	46	● Recoupment Policy	58
● Peer Group Analysis	47
● Consideration of Advisory Stockholder Vote on Executive Compensation	48
● Risk Assessment and Management	48

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Section 1 – Executive Summary

Business Overview

We are one of the nation's largest new residential insulation installers and install diversified complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving, mirrors and other products. We manage all aspects of the installation process for our customers, including material procurement, project scheduling and logistics, multi-phase professional installation and quality inspection. We provide services for new and existing single- and multi-family residential projects and commercial building projects from our network of over 180 branch locations located throughout the continental United States.

Shaded states are where we have a physical presence. Some dots represent multiple locations.

Competitive Advantages

•      National scale with a strong local presence. Our national footprint allows us to take advantage of economies of scale and gives us access to the best products, training and innovation available, while our local teams provide best in class installation and outstanding customer service.

•      Diversified product lines, end markets and geographies. Since 2013, insulation installation revenue as a mix of total revenue changed from 74% to 64%, significantly reducing product concentration. Our growing exposure to commercial end markets continues to diversify our customer base, and our national footprint creates a balanced business model not concentrated in any geographic region.

• Financial strength. We emphasize a strong balance sheet, which allows us to focus on strategic initiatives and pursue growth opportunities.

•      Broad customer base. We have a diverse customer base, including production and custom homebuilders, multi-family and commercial construction firms, homeowners and residential repair and remodeling contractors.

• Supplier Relationships. We have strong long-standing relationships with many of the manufacturers of our products, which allows us to negotiate preferred material supply terms.

•      Highly experienced executives. Our executives have been directing our strategy for nearly 20 years, leading us through multiple housing industry cycles, providing valuable continuity and demonstrating an ability to improve operations and grow our business both organically and through acquisitions.

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Business Strategy

Our key strategic objectives include:

•	diversifying our product and service offerings, customer base, end markets and geographies;
•	strengthening market share by working with profitable and efficient builders;
•	cross-selling product lines in existing and new markets;
•	enhancing profitability from our operating leverage and national scale;
•	pursuing value enhancing acquisitions through our disciplined approach to valuation and pricing, targeting profitable markets and companies with strong reputations and customer bases; and
•	recruiting, developing and retaining exceptional employees by investing in our employees and our communities and promoting a family-oriented culture.

2019 Performance Highlights

Our record 2019 financial and operating results reflect the continued success of our key business strategies. We have successfully enhanced our business platform through diversification of our services and expansion of our geographic footprint to many of the strongest U.S. housing markets, deepening our relationships with residential and commercial builders nationwide.

Financial Highlights for the year ended December 31, 2019 ($ in millions):

From 2018 to 2019:

•	Net revenue increased 13.1% to $1,512 million.
•	Same branch sales growth improved 8.6%.
•	Gross profit improved 17.0%.
•	Net income increased to $68.2 million ($2.28 per diluted share) from $54.7 million ($1.75 per diluted share).
•	Adjusted EBITDA increased 19.7% to $197 million.
•	Operating income increased from $93.2 million to $121.2 million.
•	Net cash from operating activities increased 27.4% to $123.1 million.

See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Other Highlights:

Our product expansion strategy includes acquisitions of companies offering complementary products in our existing markets, organic introduction of product offerings in existing markets and pursuit of new product categories in large commercial markets. Revenue from insulation services represented approximately 74% of total revenues in 2013 compared to 64% in 2019, demonstrating our continued success in revenue growth from product diversification.

Our end market and geographic expansion strategy includes acquisitions in residential markets and new commercial markets, opening new branches for the large commercial end market, and leveraging our multifamily sales growth in existing branches. In 2019 we acquired three companies that expanded our operations into four new residential markets and opened one new branch operating in the large commercial end market.  We experienced significant organic growth in the multi-family end market in 2019 of approximately 13.5% over 2018.

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Products	End Markets

Our success is a direct result of the dedication and commitment of our more than 8,000 employees.  Beginning in 2017, we implemented a number of initiatives to help improve employee retention by supporting our employees, their families and the communities in which they live and work.  See “Corporate Governance – Corporate Responsibility – Our People and Our Communities.” These programs have continued to positively impact retention rates. Since 2017, we have reduced our employee turnover by approximately 40%, to a level significantly below industry averages, according to the Bureau of Labor Statistics.

Our business began in 1977 with one location in Columbus, Ohio. In the late 1990s, we began our acquisition strategy with the goal of creating a national platform. Since 1999, we have successfully completed and integrated over 150 acquisitions, which has allowed us to generate significant scale and to diversify our product offerings while expanding into some of the most attractive new construction markets in the United States. Our track record of strategic and tuck-in acquisitions continued in 2019, during which we successfully acquired and integrated companies representing $64 million of annual revenues.

Pay for Performance Philosophy

Our executive compensation philosophy is to provide a competitive compensation package weighted toward Company performance and aligned with our stockholders’ long-term interests. A significant percentage of our executive compensation is in the form of performance-based awards. The Compensation Committee believes that our executive compensation program drives performance and increases stockholder value.

2019 Say-on-Pay Voting Results

Our executive compensation program received strong support from our stockholders in 2019, with 99% of the votes cast at the 2019 annual meeting voting in favor.  The Compensation Committee believes that this level of support of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals, and influenced its decision to maintain a consistent overall approach for 2019 and 2020.

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2019 Named Executive Officers (“NEOs”)

Name	Position	Since
Jeffrey W. Edwards	President, Chief Executive Officer and Chairman	1999
Michael T. Miller	Executive Vice President and Chief Financial Officer	2004
Jay P. Elliott	Chief Operating Officer	2013
W. Jeffrey Hire	President, External Affairs	2013
Jason R. Niswonger	Senior Vice President, Finance & Investor Relations	2015

2019 Executive Compensation at a Glance

Name	Base Salary ($)	Performance- Based Cash Award Earned ($)	Performance- Based Cash Award Actually Paid ($) (1)	Performance- Based Restricted Stock Award at Grant Date Fair Value ($)	Total ($) (2)
Jeffrey W. Edwards	680,000	721,393	-	1,999,972	3,401,365
Michael T. Miller	340,000	280,542	-	699,997	1,320,539
Jay P. Elliott	400,000	350,677	-	749,984	1,500,661
W. Jeffrey Hire	310,000	100,193	100,193	114,992	525,186
Jason R. Niswonger	290,000	100,193	100,193	109,971	500,164

(1)

Messrs. Edwards, Miller and Elliott agreed in advance to waive all performance-based incentive cash awards earned in 2019 to assist in funding programs under our Foundation. This column represents performance-based cash awards actually paid to each NEO.

(2)	Represents the sum of Base Salary, Performance-Based Cash Award Earned and Performance-Based Restricted Stock Award at Grant Date Fair Value.

2019 Target Compensation Mix

Our executive compensation program for 2019 consisted of three components: base salary, performance-based cash awards and performance-based restricted stock awards. The illustration below reflects the mix of our target executive compensation for 2019 and highlights the at-risk portion of total target compensation:

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Changes to Executive Compensation in 2020

For 2020, the Compensation Committee increased base compensation and target incentive compensation levels for our NEOs based on performance, job responsibilities and gaps to market pay practices, taking into consideration internal pay equity. The Compensation Committee also considered the appropriate mix of compensation elements for each individual.

Name	Base Salary Increases ($) (1)	Waived Increases ($) (1)	Performance-Based Cash Target Increases ($) (2)	Performance-Based Equity Award Target Increases ($)
Jeffrey W. Edwards	34,000	34,000	90,000	185,000
Michael T. Miller	17,000	17,000	35,000	20,000
Jay P. Elliott	20,000	20,000	43,750	50,000
W. Jeffrey Hire	31,000	31,000	12,500	15,000
Jason R. Niswonger	29,000	29,000	12,500	20,000

(1)

In light of the uncertainty created by the effects of the COVID-19 pandemic, the named executive officers have voluntarily waived these increases for an indefinite period of time, such that their base salaries are currently unchanged from the levels previously in effect for 2019.  As the economic impacts of the COVID-19 pandemic continue to evolve, compensation will be further reviewed and assessed.

(2)	Messrs. Edwards, Miller and Elliott have agreed in advance to waive any performance-based cash awards earned for 2020 to assist in funding our Foundation programs.

Key Compensation Practices

What We Do		What We Don’t Do
✓	Pay for Performance – A substantial percentage of our executive compensation is based on pre-established financial performance metrics and paid based on achievement of those goals	Χ	No Tax Gross-Ups – We do not provide for tax gross-ups for perquisites or other benefits for executives
✓	Balanced Compensation Mix – NEOs are paid a mix of salary, performance-based cash bonuses and performance-based restricted stock awards	Χ	No Pension Plans – We do not have pension plans or other retirement benefits for our executives that are not available to other employees
✓	Multi-year Vesting of Equity Awards – Earned shares of performance-based restricted stock vest over a two-year period after the financial target is met, enforcing a culture of long-term success	Χ	No Hedging – Our Insider Trading Policy prohibits hedging and other monetization transactions involving our securities
✓	Limited Perquisites – We provide minimal perquisites to our NEOs that are not available to other salaried employees	Χ	No Short Sales – We do not permit short sales or other speculative transactions in Company securities
✓

Competitive Pay – An independent consultant provides market data to assess compensation competitiveness and compensation levels are targeted near the average of the median and 75th percentile of our peers

		Χ	No Option Repricing – Our 2014 Omnibus Incentive Plan prohibits repricing underwater stock options without the approval of our stockholders

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✓	Robust Clawback Policy – Our clawback policy allows recovery of incentive and other compensation in the event of a restatement of our financial statements or other triggering events	Χ	No Single Trigger on a Change in Control– We do not provide for automatic accelerated vesting of incentive awards upon a change in control
✓	Stock Ownership Requirements – NEOs are required to hold Company stock in a multiple of base salary, aligning their interests with our stockholders	Χ	No Pledging – Our Insider Trading Policy prohibits pledging our common stock and holding our common stock as collateral or in a margin account
✓	Annual Say-on-Pay – We value stockholder input and seek an annual advisory vote on executive compensation from our stockholders	Χ	No Employment Agreements – We do not have employment agreements with our executives other than our Chief Executive Officer

Section 2 – How We Determine Pay

Our Compensation Objectives and Philosophy

Our executive compensation philosophy is to provide a competitive compensation package weighted toward Company performance and aligned with our stockholders’ long-term interests.  Our executive compensation program is both reflective of the strategic value of the individual’s position and designed to ensure long-term retention and motivation.

Goals of Our Compensation Program

•	To attract, motivate and retain exceptional executives who are critical to sustained long-term Company performance and stockholder value.
•

To align the interests of our key executives with the long-term interests of our stockholders by tying a significant amount of executive compensation to the achievement of performance metrics related to our business strategy and financial performance.

•

To motivate our executives to perform at the highest level, to achieve our financial and strategic goals and to reinforce our commitment to high-quality service, which is the pillar of our local operations and is primarily responsible for the strength of our longstanding relationships with our customers and suppliers.

Guiding Principles of Our Compensation Philosophy

•

Pay for Performance. We reward our executives’ achievements by linking a significant portion of their compensation to the Company’s financial and operational performance.  Our incentive compensation program is subject to a pre-established performance metric that reflects strategic and operational objectives. Incentive compensation varies based on the extent to which the objective is met - if at least 80% of the target is not met, then no incentive compensation is payable, while if the target is exceeded, executives have an opportunity to earn above-target incentive compensation.

•	Competitive Pay. Our compensation program is designed to attract, retain, motivate and reward top talent through the use of elements that are flexible and competitive with our peers.
•

Internal Pay Equity.  We believe that internal pay equity is an important factor in ensuring fairness and encouraging a collaborative effort among our executive team. The Compensation Committee reviews compensation levels to ensure that appropriate internal pay equity exists, including review of each NEO’s pay components and levels relative to other NEOs, considering experience, leadership role, seniority and level of responsibility.

•

Aligned with Stockholders. A significant portion of our executives’ compensation is in the form of at-risk performance-based cash and restricted stock awards that, if earned, vest over an additional two years. The value of an executive’s equity-based award fluctuates with the price of our common stock, which aligns the long-term interests of our executives and our stockholders.  In furtherance of this principle, our NEOs are required to maintain levels of ownership of our common stock based upon a multiple of their salaries.

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Our Compensation Committee considers the overall mix of cash and equity compensation, annual and long-term incentives and fixed and variable pay in determining our executive compensation. The Compensation Committee does not follow any pre-established policies, guidelines or formulas for allocating compensation mix, instead retaining flexibility by determining annually what it believes is the appropriate mix of compensation.

Our Executive Compensation Process

Role of the Compensation Committee. Our Compensation Committee, comprised solely of independent directors, is responsible for the oversight, establishment, implementation and administration of our executive compensation program. During the first quarter of each year, the Compensation Committee, in consultation with our Chief Executive Officer and Chief Financial Officer, determines incentive compensation earned by our NEOs based on the prior year’s performance and finalizes performance metrics and target incentive compensation levels for the current year.  Later in the year, the Compensation Committee reviews materials relating to peer group composition and other information that forms the basis for future decisions. The Compensation Committee sets compensation consistent with our compensation philosophy and objectives and competitive with our peers. In making compensation decisions, the Compensation Committee considers a balance of information, among other things, the experience, leadership, responsibility and performance of the executive team, retention, internal equity considerations and industry competitiveness. While the Compensation Committee consults with management and its independent compensation consultant in determining our compensation program, final authority for the establishment of our program and performance objectives rests solely with the Compensation Committee. For more information regarding the Compensation Committee, see “Corporate Governance – Board Committees – Compensation Committee.”

Role of Executives. In the course of determining executive compensation, the Compensation Committee from time to time solicits input from our management. The Compensation Committee believes this input is valuable because of the Chief Executive Officer’s and Chief Financial Officer’s comprehensive knowledge of our business, operations and financial and strategic goals. Our Chief Executive Officer and Chief Financial Officer (i) provide data, analysis and recommendations to the Compensation Committee regarding the Company’s executive compensation programs, (ii) annually evaluate the performance of our named executive officers (other than themselves) based on each individual’s performance, length of service, experience, level of responsibility and achievement of Company strategic goals, and (iii) propose to the Compensation Committee the performance metrics to be used to determine target awards under our performance-based incentive programs. The Compensation Committee retains sole authority to determine all elements of executive compensation, but from time to time delegates to management and the human resources department certain administrative duties.

Role of Compensation Consultants. The Compensation Committee engages Mercer, LLC, a subsidiary of Marsh & McLennan Companies and a global professional services firm (“Mercer”), to provide market data with respect to publicly-traded companies similar in size and industry in connection with executive and non-employee director compensation.  Mercer reports directly to the Compensation Committee. In 2018, the Compensation Committee engaged Mercer to perform a comprehensive review of our executive compensation and non-employee director programs and to conduct market comparisons to assist the Compensation Committee in its responsibilities. The Compensation Committee and management first worked with Mercer to develop an appropriate peer group of publicly-traded companies.  Mercer then provided an independent review of the executive and non-employee director compensation practices in our peer group.  Mercer provided advice and recommendations about the Company’s executive compensation program, including an analysis of overall competitiveness to market. The Compensation Committee considered Mercer’s advice in structuring our compensation program. The Compensation Committee intends to engage Mercer to update its review of our executive compensation program biannually. In connection with the engagement of Mercer, the Compensation Committee considered and assessed all relevant factors, including those set forth in applicable SEC and NYSE rules, that could give rise to a potential conflict of interest with respect to Mercer.  Based upon this review, the Compensation Committee determined that engaging Mercer did not raise any conflict of interest.

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Peer Group Analysis

Mercer, in consultation with our management and Compensation Committee, compiled a report in July 2018 of compensation data for executive officers and non-employee directors in our peer group. The data included base salary, annual cash incentive compensation, long-term incentive awards, performance metrics utilized, incentive plan designs and long-term incentive mix. Mercer compiled this data from the proxy disclosures of the peer group as well as from published surveys.

The Compensation Committee reviewed Mercer’s report summarizing compensation levels at the 25th, median and 75th percentiles of the peer group for positions comparable to those held by each of our NEOs. The Compensation Committee also reviewed a report comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus target long-term incentive) for each of our NEOs against these benchmarks. For retention, motivation and competitive considerations, the Compensation Committee targets each NEO’s total cash compensation and total direct compensation levels at approximately the average of the median and 75th percentile of the peer group.

Using the information provided by Mercer, the Compensation Committee reviewed executive compensation data at peer companies to gauge the reasonableness and competitiveness of our executive compensation program. Comparison to our peer group is one of several factors considered by the Compensation Committee, but is not determinative. Individual compensation is based on numerous factors, including performance, length of service, experience, level of responsibility, competitive compensation data and performance of the Company. While the Compensation Committee does not establish executive pay based solely on peer group data, it believes that our pay levels and practices should be within a range of competitiveness with our peer group.

In determining our peer group, Mercer recommended that the Compensation Committee consider a number of factors for each potential peer company, including size (revenues, market capitalization, net income and number of employees) and nature of the business (building products industry and similar customer base). The Compensation Committee believes our selected peer group provides a sufficient sample size from which to draw conclusions and reflects a representative market for executive talent.

Upon consultation with management and Mercer, the Compensation Committee selected the following 10 companies as our peer group. Certain of our peers were replaced or eliminated due to acquisition or size changes to maintain a balance of appropriate size, revenues, industry and presence as a competitor for executive talent. Our peer group for 2019 is set forth below:

Peer Group	Market Cap (1) (in Millions)	Peer Group	LTM Revenue (1) (in Millions)
Trex Company, Inc.	$5,243.3	BMC Stock Holdings, Inc.	$3,626.6
Armstrong World Industries, Inc.	$4,557.4	GMS Inc.	$3,213.2
TopBuild Corp.	$3,499.3	BlueLinx Holdings Inc.	$2,696.4
Installed Building Products, Inc.	$2,067.3	TopBuild Corp.	$2,624.1
BMC Stock Holdings, Inc.	$1,915.0	Foundation Building Materials	$2,154.5
American Woodmark Corporation	$1,768.5	American Woodmark Corporation	$1,658.5
Gibraltar Industries, Inc.	$1,627.8	Installed Building Products, Inc.	$1,511.6
GMS Inc.	$1,141.9	Gibraltar Industries, Inc.	$1,047.4
PGT Innovations Inc.	$870.8	Armstrong World Industries, Inc.	$1,038.1
Foundation Building Materials	$831.9	Trex Company, Inc.	$745.3
BlueLinx Holdings Inc.	$133.5	PGT Innovations Inc.	$745.0
Peer Group Median	$1,768.5	Peer Group Median	$1,658.5
Peer Group 75th Percentile	$2,783.3	Peer Group 75th Percentile	$2,660.3
(1)	As of December 31, 2019

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Consideration of Advisory Stockholder Vote on Executive Compensation

Our executive compensation program received substantial stockholder support at the 2019 annual meeting, with more than 99% of the votes cast by our stockholders voting in favor.  The Compensation Committee believes that this level of support is indicative of our stockholders’ strong support of our executive compensation philosophy and goals. Say-on-pay votes provide valuable information regarding stockholder sentiment about our compensation program, which the Compensation Committee carefully reviews and considers when making future decisions regarding the compensation of our NEOs. Upon consideration of the 2019 say-on-pay vote, the Compensation Committee maintained a similar compensation structure for 2020. In accordance with the preference expressed by our stockholders in our most recent say-on-frequency vote in 2017 and as a matter of good corporate governance, our Board has committed to having an annual say-on-pay vote.

Risk Assessment and Management

We believe the design of our compensation program mitigates any incentive for short-term risk-taking by executives that could be detrimental to the long-term best interests of the Company and its stockholders. The Compensation Committee believes that any risks arising from our compensation programs are minimal and are not reasonably likely to have a material adverse effect on us. The Compensation Committee believes that the following features of our executive compensation program appropriately mitigate potential risks:

•	Performance Metrics. Pre-established financial performance metrics used to determine incentive award opportunities are intended to reward success without encouraging excessive risk taking.
•

Equity Vesting. Our executives are awarded performance-based restricted stock awards that, if earned, vest over an additional two years based on continued service, rewarding stability and sustained performance.

•	Equity Retention. Our stock ownership policy requires our executives to beneficially own our common stock with a fair market value between one- and five-times base salary.
•

No Hedging or Pledging. NEOs (and certain other significant employees) are prohibited from engaging in any hedging or monetization transactions involving Company securities, pledging any Company securities as collateral for a loan and holding Company securities as collateral in a margin account. Any person who is (i) engaged in a hedging transaction involving Company securities, (ii) pledging Company securities as collateral for a loan or (iii) holding Company securities as collateral in a margin account is not eligible for election or re-election as a director.

•

Clawback Policy.  The Compensation Committee has the ability to recoup compensation paid to an executive officer in the event of a restatement of our financial statements, or if an executive has engaged in grossly negligent or intentional misconduct that is a significant contributing factor to an accounting restatement, any significant increase in the value of such executive’s incentive compensation or any substantial financial or reputational harm to the Company.

•	Other Factors. Other mitigating factors include benchmarking compensation, oversight by a committee of independent directors and a mix of fixed and variable incentive compensation.

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Section 3 – Elements of our Compensation Program

Components of Compensation

Our executive compensation program is designed to be simple, competitive and link pay to performance.  Our approach to executive compensation for the 2019 fiscal year was substantially the same as the approach approved by our stockholders at the 2019 annual meeting.

Our executive compensation program includes the following key elements:

Our executive compensation program includes both fixed components (base salary and benefits) and variable components (short- and long-term incentive awards) that are directly tied to our financial performance. The Compensation Committee annually considers the mix of compensation and may make adjustments after giving consideration to evolving circumstances, the individuals involved and their responsibilities and performance. The Compensation Committee believes this mix of components is appropriate for our NEOs because it incentivizes them to focus on both short- and long-term success and aligns their interests with those of our stockholders. The Compensation Committee also believes that this mix is consistent with companies in our peer group. The Compensation Committee strives to achieve an appropriate balance among the elements of our compensation program to meet our objectives and philosophy, but does not apply any set formula in allocating executive compensation.  We provide very few perquisites or other special benefits to our executive officers that are not generally available to our salaried employees, other than auto allowances (including insurance) and cell phones.  We provide no pension plans or other retirement benefits to our executive officers other than our 401(k) plan, which is generally available to all of our employees, and our non-qualified deferred compensation plan, which we adopted effective January 1, 2020 to allow our executive officers and other highly compensated employees to defer a portion of their eligible compensation above 401(k) plan limits.

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Base Salary.  We provide base salaries to our NEOs to compensate them for performing day-to-day responsibilities and to provide competitive fixed pay to balance at-risk compensation, which is a substantial part of our NEOs’ compensation. Base salary is intended to provide a fundamental level of compensation so that the NEOs do not feel pressured to take unnecessary or excessive risks or to focus on the price of our common stock.  The Compensation Committee reviews base salaries no less than annually, usually in the first quarter of each year, and takes into consideration the scope of the executive’s responsibilities, experience, individual performance, competitive market salary levels, internal pay equity and overall mix of compensation elements. Salary adjustments, if any, typically become effective on April 1 of each year.

Our Chief Executive Officer’s employment agreement provides for a minimum annual base salary of $600,000.  See “Employment Agreement with Jeffrey W. Edwards” below for more information.

Performance-Based Cash Incentives.  We provide our NEOs with annual performance-based cash incentive opportunities, which are designed to reward achievement of short-term performance goals. Incentive award opportunities are tied to the achievement of a pre-determined financial performance metric that is directly related to our financial and strategic goals for the year. In February of each year, the Compensation Committee, after considering the recommendations of management, sets an annual financial performance target for the year based on the criteria under our 2014 Omnibus Incentive Plan and establishes for each NEO a target cash bonus expressed as a fixed dollar amount. The cash bonus earned may be above or below target, based on the degree to which the performance metric is met. The executive generally must remain employed through the end of the performance period to be eligible for any cash bonus.  Termination of employment for any reason prior to the actual payment date (except in the case of death) generally results in forfeiture of the incentive cash bonus.

In setting financial performance goals each year, the Compensation Committee uses a one-year performance metric so that performance targets reflect current industry conditions, taking into account that the Company operates in the residential and commercial construction industry, which is cyclical, seasonal and highly sensitive to economic and housing market factors over which we have no control, including construction starts; interest rates; inflation; employment levels; personal income growth; housing demand; affordability; labor costs; real estate prices; rising material prices; availability and pricing of mortgage financing; financial, political system and credit market stability; federal, state and local tax rates; deductibility of mortgage loan interest payments; government energy efficiency codes; credit availability; foreclosure rates; consumer confidence and general economic conditions.

The Compensation Committee currently uses Adjusted EBITDA as our financial performance metric because it believes that it provides an effective incentive to maximize an important short-term goal of improving operating profitability and aligns management awards with the short-term financial interests of our stockholders. The Compensation Committee believes Adjusted EBITDA is a useful measure of operating performance as it measures changes in pricing decisions, cost controls and other factors that impact operating performance and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. As the Company’s acquisition strategy continues and the volume of total acquired business operations become larger, the Company will incur additional non-cash amortization expense. This non-cash adjustment impacts net income, which is another reason why the Compensation Committee continues to believe that Adjusted EBITDA is the most useful measure of profitability and indicator of the Company’s financial health.  The target set by the Compensation Committee is based on the annual budget approved by the Board and the annual and long-term business plan established at the beginning of each fiscal year, and is intended to be challenging but fair.  The budget and business plan are based upon certain assumptions and estimates of the housing and commercial markets, Company growth objectives and overall economic conditions.  The performance target established by the Compensation Committee in the first quarter is periodically adjusted throughout the year to account for the impact of completed acquisitions.  The Compensation Committee expects to continue to re-assess the performance metric selection and goal setting processes annually. See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

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Performance-Based Equity Incentives.  A substantial component of our executive compensation program consists of rewards for long-term growth and enhancement of stockholder value through the use of performance-based incentive equity awards with an additional two year time-based vesting schedule. The Compensation Committee believes that long-term incentive compensation is an effective way to retain a strong executive team and provide them with incentives to focus on the Company’s long-term success, aligning their interests with the long-term interests of our stockholders.

Our 2014 Omnibus Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. This range of available equity awards provides the Compensation Committee the flexibility to grant appropriate types of awards under different circumstances, depending on our needs and objectives over time.

To align our executive compensation program with our performance, the Compensation Committee grants incentive awards of restricted stock to our NEOs that are performance-based over a one year performance period and which, if earned, vest over two years of continued service.  The Compensation Committee has determined, for the reasons outlined in “Performance-Based Cash Incentives” above, to use a one-year performance metric of Adjusted EBITDA. In order to achieve a balance between the advisability of setting annual performance metrics and our compensation philosophy to align the interests of our NEOs with the long-term interests of our stockholders, the Compensation Committee has added a time-vesting component to the performance-based awards. Performance-based restricted stock targets are based on a fixed number of shares, rather than a dollar amount, so that the value of the executive’s award fluctuates with the price of our common stock during the performance period. Performance-based restricted stock awards actually earned may be above or below the target award, based on the degree to which the performance metric is met. If the performance metric is achieved at least 80% and restricted stock is earned, it vests in equal installments over the next two years, generally subject to the NEO’s continued employment on the applicable vesting date.

The Compensation Committee believes that adding the two-year vesting period serves as a valuable retention incentive for our NEOs, whose skills and experience are sought after within the industry. The Compensation Committee also believes that granting long-term restricted stock awards aligns the executive officers’ interests directly with those of our stockholders, as the executive officers will realize greater or lesser value based on our stock price during the vesting period, which will parallel that of our stockholders over the same period.  The Compensation Committee further believes the restricted stock awards focus our NEOs on our long-term performance and discourages excessive risk-taking in the short-term.

In the event of a change in control (as defined in the 2014 Omnibus Incentive Plan), the Compensation Committee may cause any unvested shares of restricted stock to be continued or assumed, to have new rights substituted therefor, to entitle the NEO to receive the same distribution as other shares of common stock in the change in control transaction or to be cancelled in exchange for cash. The Compensation Committee may also determine to accelerate vesting in connection with a change in control. If a named executive officer engages in “detrimental activity,” as defined in the 2014 Omnibus Incentive Plan, prior to or one year following vesting of any restricted stock, the Compensation Committee may direct that all unvested restricted stock be forfeited and that the executive pay to the Company the fair market value of vested restricted stock (valued as of the vesting date).

Section 4 – What We Paid in 2019

Pay for Performance

The Compensation Committee believes that total compensation for the Company’s named executive officers should align with the Company’s performance. Consistent with our performance philosophy, in 2019 approximately 80% of our Chief Executive Officer’s and an average of 65% of our other named executive officers’ total target

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compensation was at risk and linked with the Company’s actual operational and financial performance. Any cash bonus earned by our NEOs depends upon the Company’s achieved Adjusted EBITDA during the performance period as compared against the target set by the Compensation Committee. The value actually received by our NEOs in connection with awards of restricted stock can differ substantially from the grant date values reported in the Summary Compensation Table due to the fact that the Compensation Committee awards performance-based restricted stock in the form of a number of shares rather than a fixed dollar amount, which means that the value of the NEOs’ restricted stock award fluctuates with our stock price during the performance period (and the two year vesting period).

The chart below sets forth the reported and realized pay of our CEO for 2018 and 2019 compared against the Company’s stock price for the same period.

The amounts in the chart reflect our three direct compensation elements, i.e., base salary, performance-based cash bonus and performance-based restricted stock for the periods presented.  The “SCT” columns depict the data reported for those three elements in the Summary Compensation Table for the periods presented. The “Realized” columns depict the actual value received by our CEO in each year, including the performance-based cash bonus that was earned (disregarding Mr. Edwards’ waiver of such amounts to fund our employee wellness plan or Foundation programs) and the fair value of performance-based restricted stock awarded on February 26, 2019 ($45.65) for fiscal year 2018 and February 19, 2020 ($77.28) for fiscal year 2019, the dates upon which the Compensation Committee certified the achievement of the performance metric for such year.

The graphs below show the realized total direct compensation of our Chief Executive Officer, i.e., base salary, performance-based cash bonus and performance-based restricted stock (from the chart above), measured against our financial performance (in millions) for 2018 and 2019:

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2019 Base Salary

The table below sets forth the base salaries for our NEOs as of December 31, 2019:

Name	2019 Base Salary ($)	Increase ($)	Percent of Total Compensation (%)
Jeffrey W. Edwards	680,000	20,000	19.9
Michael T. Miller	340,000	10,000	25.3
Jay P. Elliott	400,000	15,000	26.4
W. Jeffrey Hire	310,000	10,000	57.4
Jason R. Niswonger	290,000	10,000	51.1

The Compensation Committee determined to increase the base salaries of our NEOs as a result of their increasing responsibilities, strong individual performance and market practices. Base salary increases became effective on April 1, 2019.

2019 Performance-Based Incentive Cash Awards

In consultation with our Chief Executive Officer and Chief Financial Officer, in February 2019, the Compensation Committee considered corporate goals and objectives for our named executive officers for the 2019 fiscal year. Based on management’s strategic and operational goals and considering management’s short- and long-term budgets and projections, the Compensation Committee established an Adjusted EBITDA target of $193,293,000 as the 2019 performance metric for our NEOs’ performance-based incentive awards, to be adjusted throughout the year for the impact of acquisitions during the performance period.  The Compensation Committee determined that the performance goal would be challenging, but reasonable, given general projections for our industry.

The Compensation Committee set target performance-based incentive cash awards for each NEO as set forth in the table below.  The target awards were increased for 2019 to bring compensation levels more in alignment with the Company’s peers, to compensate our officers based on their increasing responsibilities and to encourage our executive team to continue to focus its efforts on increasing Company growth and stockholder value. The amount of an NEO’s incentive cash award was based on the Company’s achieved Adjusted EBITDA for 2019 as compared against the target.  The incentive award earned was equal to the NEO’s target award multiplied by the percentage of the Adjusted EBITDA target achieved. No incentive award would be earned if the Company’s actual Adjusted EBITDA during 2019 was less than 80% of the target, as adjusted for acquisitions. No maximum amount was established; however, even if target performance was achieved, the Compensation Committee retained the discretion to reduce the amount of the award. Unless otherwise determined by the Compensation Committee, payment of any incentive cash award is generally subject to the NEO remaining employed through the payment date.  Incentive cash awards are subject to clawback under the terms of our recoupment policy.

In March 2019, we announced the establishment of our Foundation in partnership with the Columbus Foundation. The Compensation Committee discussed with management prior to the establishment of the Foundation, and prior to establishing the 2019 performance target, the desire of Messrs. Edwards, Miller and Elliott to forego their incentive cash awards for the 2019 performance period to assist in funding awards under the Foundation, which is funded entirely by the Company and certain of our directors, officers and employees. The Compensation Committee considered the objectives of the Foundation and management’s dedication to meaningful employee and community initiatives. The Compensation Committee and management discussed that the executives would waive payment of any amounts to which they would have otherwise been eligible, no matter the extent to which performance metric was satisfied, in favor of diverting such amounts to fund Foundation programs. The Compensation Committee approved the advance waiver of any earned 2019 incentive cash awards by Messrs. Edwards, Miller and Elliott.

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In February 2020, the Compensation Committee met to review the results of the Company’s financial performance against the 2019 target Adjusted EBITDA performance metric.  The Company’s final Adjusted EBITDA target, as adjusted for the impact of acquisitions during the year, was $196,431,498.  Actual Adjusted EBITDA was $196,811,761, or approximately 100.19% of target.

The following table shows each NEO’s 2019 target incentive cash award, earned incentive cash award and paid incentive cash award. Our Foundation awarded more than $1.1 million in 2019.  Through their waived performance-based incentive cash awards, Messrs. Edwards, Miller and Elliott contributed $721,393, $280,542 and $350,677, respectively toward this effort.

Name	Target Cash Incentive ($)	Earned Cash Incentive ($)	Earned Cash Incentive as a Percentage of Total Compensation (%)	Earned Cash Incentive Paid ($)
Jeffrey W. Edwards	720,000	721,393	21.1	-
Michael T. Miller	280,000	280,542	20.9	-
Jay P. Elliott	350,000	350,677	23.1	-
W. Jeffrey Hire	100,000	100,193	18.6	100,193
Jason R. Niswonger	100,000	100,193	17.6	100,193

The performance-based incentive cash awards paid to our NEOs for 2019 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

In addition to the 2019 performance-based cash award described above, Mr. Niswonger received a one-time, $50,000 discretionary cash bonus for his performance in 2019 related to the completion of an offering of $300 million aggregate principal amount of our 5.75% Senior Notes, as well as our new asset-based lending credit agreement which provides for an asset-based lending credit facility of up to $200 million. This amount is included in the “Bonus” column of the Summary Compensation Table below.

2019 Performance-Based Incentive Equity Awards

In February 2019, the Compensation Committee met to consider and finalize the performance metric for our 2019 performance-based incentive equity awards. The Compensation Committee determined, for the reasons outlined in “Section 3 – Elements of Our Compensation Program – Performance-Based Cash Incentives” above, to use a one-year performance metric of Adjusted EBITDA. The target chosen by the Compensation Committee for the incentive equity award program was the same as that chosen for the incentive cash award program. In order to achieve a balance between setting an annual performance metric and its desire to align the interests of our NEOs with the long-term interests of our stockholders, the Compensation Committee added a time-vesting component to the performance-based equity awards. The performance-based restricted stock awards actually earned by an executive could be above or below the target award, based on the degree to which the performance metric was met. If the performance metric was achieved at least 80% and restricted stock earned, it vests in equal installments over two years, generally subject to the NEO’s continued employment on each vesting date. Target awards are based on a number of shares rather than a dollar amount, so that the potential value of the award fluctuates with the price of our common stock during both the performance period and the vesting period.

In February 2020, the Compensation Committee met to review the results of the Company’s financial performance against the target performance metric.  Consistent with the incentive cash award program, the Company’s final Adjusted EBITDA target, as adjusted for the impact of acquisitions during the performance period, was $$196,431,498.  Actual Adjusted EBITDA was $196,811,761, or 100.19% of target.

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The following table shows each NEO’s 2019 target incentive equity award, earned incentive equity award and the fair values of the awards at the grant date and award date:

Name	Target Performance- Based Restricted Stock (#)	Performance- Based Restricted Stock Potential Payout Grant Date Fair Value ($) (1)	Earned Performance- Based Restricted Stock (#)	Earned Performance- Based Restricted Stock Payout Fair Value ($) (2)
Jeffrey W. Edwards	43,811	1,999,972	43,896	3,392,264
Michael T. Miller	15,334	699,997	15,364	1,187,304
Jay P. Elliott	16,429	749,984	16,461	1,272,090
W. Jeffrey Hire	2,519	114,992	2,524	195,045
Jason R. Niswonger	2,409	109,971	2,414	186,528

(1)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 26, 2019 ($45.65) by the number of target shares.
(2)	The earned fair value was determined by multiplying the closing price of the Company’s common stock on February 19, 2020 ($77.28) by the number of shares awarded.

Compensation Changes after December 31, 2019

2020 Base Salary Increases. The Compensation Committee made the following adjustments to the base salaries of our named executive officers, effective April 1, 2020, to more closely align the compensation of our executives with those of our peers and based on the Company’s financial performance:

Name	2019 Base Salary ($)	2020 Base Salary ($)	Increase ($) (1)	Waved Increase ($) (1)	2020 Base Salary After Waived Increase ($) (1)
Jeffrey W. Edwards	680,000	714,000	34,000	34,000	680,000
Michael T. Miller	340,000	357,000	17,000	17,000	340,000
Jay P. Elliott	400,000	420,000	20,000	20,000	400,000
W. Jeffrey Hire	310,000	341,000	31,000	31,000	310,000
Jason R. Niswonger	290,000	319,000	29,000	29,000	290,000

(1)

In light of the uncertainty created by the effects of the COVID-19 pandemic, the named executive officers have voluntarily waived these increases for an indefinite period of time, such that their base salaries are currently unchanged from the levels previously in effect for 2019.  As the economic impacts of the COVID-19 pandemic continue to evolve, compensation will be further reviewed and assessed.

2020 Performance-Based Cash Compensation.  The Compensation Committee continued our performance-based incentive cash program for 2020 on substantially the same terms as the program approved by our stockholders in 2019. The amount of an NEO’s incentive cash award is based on the Company’s achieved Adjusted EBITDA during the performance period compared against the target established by the Compensation Committee.  The earned incentive award is equal to the NEO’s target award multiplied by the percentage of the Adjusted EBITDA target achieved. No incentive award is earned if the Company’s actual Adjusted EBITDA during the performance period is less than 80% of the target, as adjusted for acquisitions. The Compensation Committee retains the discretion to adjust the amount of the awards. Target awards for 2020 were increased according to market pay practices and to reward our NEOs for the financial and operational success of the Company. Messrs. Edwards, Miller and Elliott

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have waived in advance any incentive award that may be earned for 2020 to assist in funding awards under our Foundation.

Name	2019 Target Cash Bonus ($)	2020 Target Cash Bonus ($)	Increase ($)	2020 Target Cash Bonus as Percentage of Total Target Compensation (%)
Jeffrey W. Edwards	720,000	810,000	90,000	25.6
Michael T. Miller	280,000	315,000	35,000	27.7
Jay P. Elliott	350,000	393,750	43,750	30.9
W. Jeffrey Hire	100,000	112,500	12,500	46.0
Jason R. Niswonger	100,000	112,500	12,500	47.1

2020 Performance-Based Equity Compensation.  The Compensation Committee determined that each NEO is eligible to receive the target number of shares of restricted stock set forth in the table below, based on the achievement of performance goals. The financial performance metric and terms of the equity awards are the same as those used for incentive cash awards described under “2020 Performance-Based Cash Compensation” above. If any restricted stock is earned, it will vest in two equal installments on April 20, 2022 and April 20, 2023, generally subject to the NEO’s continued employment on each vesting date.  The restricted stock vests automatically in full in the event of an NEO’s death.  The Compensation Committee has discretion to adjust any award, even if fully earned.

Name	2019 Target Restricted Stock Target (#)	2019 Target Restricted Stock Fair Market Value on Grant Date ($)	2020 Target Restricted Stock Target (#)	2020 Target Restricted Stock Fair Market Value on Grant Date ($)	2020 Target Restricted Stock Grant Date Fair Value as a Percentage of Total Target Compensation (%)
Jeffrey W. Edwards	43,811	2,000,000	30,408	2,350,000	74.4
Michael T. Miller	15,334	700,000	10,643	822,500	72.3
Jay P. Elliott	16,429	750,000	11,403	881,250	69.1
W. Jeffrey Hire	2,519	115,000	1,711	132,250	54.0
Jason R. Niswonger	2,409	110,000	1,636	126,500	52.9

Section 5 – Other Compensation and Policies

Executive Benefits and Perquisites

The Company offers no perquisites to our NEOs that are not generally available to salaried employees, other than auto leases or allowances (including insurance) and cell phones. Such perquisites do not pay a significant role in our executive compensation program. The perquisites and other benefits provided to our named executive officers are set forth in the “All Other Compensation” column of the Summary Compensation Table below. From time to time, our NEOs may travel by chartered aircraft services to facilitate travel that is directly related to the performance of their duties.

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Post-Termination Compensation

We do not have severance or change-in-control arrangements with our named executive officers, except for Mr. Edwards.  If an NEO’s employment is terminated due to retirement or disability (or death, in the case of equity awards granted prior to 2017), the Compensation Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based cash awards.  Beginning in 2017, if an NEO’s employment is terminated due to the executive’s death, all earned but unvested restricted stock awards automatically vest in full.

The Company has entered into an employment agreement with Mr. Edwards, the terms of which are more fully described below under the caption “Employment Agreement with Jeffrey W. Edwards.” Under the terms of his employment agreement, Mr. Edwards is entitled to certain severance benefits in the event his employment is terminated by the Company without “Cause” or by Mr. Edwards for “Good Reason,” as defined in the employment agreement. These benefits include salary continuation and payment of certain performance-based incentive awards. Details of the arrangement with Mr. Edwards are described under “Potential Payments Upon Termination or Change in Control” below. We have entered into non-compete agreements with all of our named executive officers.

Retirement / Post-Employment Benefits

The Company does not provide any retirement programs or similar benefits to its NEOs other than our 401(k) program, which is generally available to all of our employees, and our non-qualified deferred compensation plan, which we adopted effective January 1, 2020 to allow our executive officers and other highly compensated employees to defer a portion of their eligible compensation above 401(k) plan limits.

Equity Grant Practices

The Compensation Committee’s practice has been to grant equity awards to our NEOs during the first quarter of each year. We do not engage in the practice of timing grants with the release of non-public information. In 2019, we did not grant any stock options or other stock-based compensation other than restricted stock.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of compensation paid to a public company’s “covered employees” (as defined by Section 162(m), generally, our current and former named executive officers) to $1 million per covered employee during any fiscal year.

Prior to enactment of the legislation known as the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the $1 million deduction limit did not apply to compensation that was “performance-based.” The Tax Act repealed the exemption from Section 162(m)’s deduction limit for performance-based compensation.  However, the Tax Act provided transition relief for certain arrangements in effect on November 2, 2017 and not modified in any material respect on or after that date.  Future compensation paid to our NEOs in excess of $1 million may not be deductible unless it qualifies for transition relief.

The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards executives essential to our success. The Compensation Committee believes that compensation for our executive officers should be managed in accordance with the objectives outlined in our compensation philosophy and in the best overall interests of our stockholders, and generally will continue to emphasize performance-based compensation. The Compensation Committee considers deductibility to be only one factor in determining executive compensation, and will maintain the flexibility to award compensation that it determines to be consistent with our objectives, even if the awards are not fully tax deductible.  The Compensation Committee maintains the discretion to authorize compensation in excess of $1 million to NEOs that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and our stockholders, and expects to continue that practice in the future.

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Tax Gross-Ups

We do not provide tax gross-ups for perquisites provided to our NEOs, and none of our NEOs received a tax gross-up for any benefits in 2019.

Stock Ownership Guidelines

The Compensation Committee has established a Stock Ownership Policy for Executive Officers for the purpose of requiring executives to hold our common stock in a multiple of base salary to strengthen their alignment with the interests of our stockholders and to promote achievement of long-term business objectives:

Position	Stock Ownership Level
Chief Executive Officer	5 times base salary
Chief Financial Officer	3 times base salary
Chief Operating Officer	3 times base salary
Chief Accounting Officer and Treasurer	1 times base salary
President, External Affairs	1 times base salary
Senior Vice President, Finance & Investor Relations	1 times base salary

The following shares qualify for purposes of the ownership requirement: shares owned by the executive or held jointly with a spouse; shares held in a trust established for the benefit of the executive or his or her family; and shares of unvested restricted stock, excluding performance-based shares for which the performance metric has not been met. If an executive chooses to meet the ownership requirement using unvested shares of common stock issued under the Company’s incentive plan, the stock is valued for purposes of meeting the requirement at the greater of the closing price on the grant date or closing price on the date on which ownership is measured (the last trading day of the year of measurement), unless the Compensation Committee determines that the closing price on the measurement date is not representative.  Once an executive has satisfied the ownership requirement, a decrease in share price in the absence of a sale of shares by the executive will not result in noncompliance with the policy. An executive has five years from the date of his or her first being named as an executive officer to meet this requirement, or if later, the date of an increase in the number of shares required to be held (e.g., due to an increase in salary).  If an executive officer does not meet the ownership requirement at a measurement date, the executive is prohibited from selling any of our common stock, and fifty percent (50%) of his or her annual incentive bonus will be paid in the form of common stock in lieu of cash.  All of our executive officers currently own shares in excess of the requirements.

Recoupment Policy

In 2017, the Board of Directors adopted an incentive compensation and other compensation recoupment policy, or “clawback” policy, the purpose of which is to deter our executives from taking actions that could potentially harm the Company and our stockholders. The clawback policy applies to all incentive cash and equity compensation awards (and all other compensation) granted on or after the effective date of the policy to any current or former executive officer, including our named executive officers.  Under the policy, if we are required to restate our financial statements due to material noncompliance with financial reporting requirements under the securities laws where the restatement was caused, or substantially caused, by the intentional misconduct of the executive officer, then the amount, if any, of the incentive-based cash and equity compensation paid during the three-year period preceding the restatement in excess of what would have been paid under the restatement is subject to recoupment.

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In addition, if the Compensation Committee reasonably determines that an executive officer has engaged in grossly negligent or intentional misconduct that was a significant contributing factor to an accounting restatement, any significant increase in the value of such executive’s incentive compensation or any substantial financial or reputational harm to the Company, the Compensation Committee may (i) recover any incentive-based cash and equity compensation awards or other compensation of any kind granted on or after the effective date of the policy and paid prior to the date of determination, (ii) cancel any compensation of any kind not paid or otherwise settled prior to the date of the determination, and (iii) withhold or eliminate any compensation of any kind that could be paid or awarded after the date of determination. The Compensation Committee may also dismiss the executive officer, authorize legal action against him or her for breach of fiduciary duty or other violation of law, and/or take such other action as the Compensation Committee may deem appropriate.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table contains information regarding the compensation paid to or earned by each of our named executive officers during the three most recently completed fiscal years except for Mr. Hire, who did not become a named executive officer until 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Jeffrey W. Edwards	2019	674,231	-	1,999,972	721,393	29,656	3,425,252
President, Chief Executive Officer and Chairman	2018	660,000	-	1,814,955	589,545	29,771	3,094,271
	2017	660,000	-	3,392,821	508,125	31,761	4,592,707
Michael T. Miller	2019	337,500	-	699,997	280,542	25,892	1,343,911
Executive Vice President and Chief Financial Officer	2018	336,346	-	679,944	218,350	23,038	1,257,678
	2017	330,000	-	1,260,921	178,860	15,391	1,785,172
Jay P. Elliott	2019	395,673	-	749,984	350,677	19,216	1,515,550
Chief Operating Officer	2018	385,000	-	699,952	296,956	20,951	1,402,859
	2017	385,000	-	1,211,989	256,095	20,579	1,873,663
W. Jeffrey Hire	2019	307,115	-	114,992	100,193	17,650	539,951
President, External Affairs	2018	299,152	-	162,077	65,505	9,445	536,179
Jason R. Niswonger	2019	287,115	50,000	109,971	100,193	20,420	567,700
Senior Vice President, Finance & Investor Relations	2018	271,346	-	89,938	69,872	21,815	452,971
	2017	241,464	-	122,668	50,813	18,916	433,860

(1)

This amount represents a discretionary bonus that was paid to Mr. Niswonger for his performance in 2019 related to completion of an offering of $300 million aggregate principal amount of our 5.75% Senior Notes as well as our new asset based lending credit agreement which provides for an asset-based lending credit facility of up to $200 million.

(2)

Amounts in this column for 2019 represent the aggregate grant date fair value of performance-based restricted stock awards granted February 26, 2019 based on 2018 performance, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718).  The grant date fair value was determined by multiplying the number of shares of the underlying common stock by the closing price of $45.65 on the grant date of February 26, 2019.  For additional information regarding the assumptions made in calculating these amounts, see Notes 2 and 11 to the consolidated financial statements included in the Company’s Annual Report.  See “2019 Performance-Based Equity Awards” above and “Grants of Plan-Based Awards for 2019” and “Potential Payments Upon Termination or Change in Control” below for more information concerning the performance-based restricted stock awarded in 2019.

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(3)

Amounts in this column represent the performance-based annual cash incentives earned in the applicable fiscal year.  The amounts reported for 2019 were not actually paid to Messrs. Edwards, Miller and Elliott, who agreed in advance to waive their 2019 performance-based cash awards to assist funding awards made by Foundation. Despite the fact that the performance metric was satisfied at 100.19% of target, Messrs. Edwards, Miller and Elliott received a payout of $0, $0 and $0, respectively, with the waived amounts of $721,393, $280,542 and $350,677, respectively, being used to assist in funding awards made by the Foundation. See “2019 Performance-Based Cash Incentive Awards” above for more information.

(4)	The following table describes each component of the “All Other Compensation” column for 2019:

Name	Company Car ($)	Company Paid Car Insurance ($)	Company Paid Parking ($)	401(K) Match ($)	Company Paid Mobile Phone ($)	All Other Compensation ($)
Jeffrey W. Edwards	23,486	1,543	-	1,477	3,149	29,656
Michael T. Miller	19,010	1,543	-	4,125	1,214	25,892
Jay P. Elliott	10,478	1,543	1,920	3,462	1,812	19,216
W. Jeffrey Hire	10,200	-	1,920	4,750	780	17,650
Jason R. Niswonger	13,735	1,543	1,920	2,528	694	20,420

Grants of Plan-Based Awards for 2019

The following table contains information regarding grants of plan-based incentive awards granted to each of our NEOs for 2019 under our 2014 Omnibus Incentive Plan:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey W. Edwards	─	576,000	720,000	-
Performance-Based	2/26/2019				35,049	43,811	-	1,999,972
Michael T. Miller	─	224,000	280,000	-
Performance-Based	2/26/2019				12,267	15,334	-	699,997
Jay P. Elliott	─	280,000	350,000	-
Performance-Based	2/26/2019				13,143	16,429	-	749,984
W. Jeffrey Hire	─	80,000	100,000	-
Performance-Based	2/26/2019				2,015	2,519	-	114,992
Jason R. Niswonger	─	80,000	100,000
Performance-Based	2/26/2019			-	1,927	2,409	-	109,971

(1)

The amounts shown reflect the threshold and target amounts that each named executive officer was eligible to receive for 2019 based on achievement of the Adjusted EBITDA performance target established by the Compensation Committee. No maximum award was established. Actual payouts are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” The material terms of the 2019 non-equity incentive awards are described above under “2019 Performance-Based Cash Incentive Awards,” and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure may be found under the heading “Additional Information – Use of Non-GAAP Financial Measures.” Despite the fact that the performance metric was satisfied at 100.19% of target, Messrs. Edwards, Miller and Elliott received a cash incentive award payout of $0, $0 and $0, respectively, with the waived amounts of $721,393, $280,542 and $350,677, respectively, being used to assist in funding awards made by the Foundation.

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(2)

The amounts shown reflect the threshold and target amounts that each named executive officer was eligible to receive for 2019 based on achievement of the Adjusted EBITDA performance target established by the Compensation Committee. No maximum award was established.  Actual payouts are reported in the footnote to the Summary Compensation Table. The material terms of the 2019 equity incentive awards are described above under “2019 Performance-Based Equity Awards,” and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure may be found under the heading “Additional Information – Use of Non-GAAP Financial Measures.”

(3)

The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 26, 2019 by the number of shares awarded. For additional information regarding the assumptions made in calculating these amounts, see Notes 2 and 11 to the consolidated financial statements included in the Company’s Annual Report.

Outstanding Equity Awards Table

The following table contains information regarding outstanding equity awards held by each of our NEOs as of December 31, 2019:

			Stock Awards
Name		Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested (#) (1)
Jeffrey W. Edwards	(2)	2/23/2017	17,003	1,170,997
	(3)	4/19/2017	10,755	740,697
	(4)	2/21/2018	24,164	1,664,175
	(5)	2/26/2019			43,896	3,023,118
Michael T. Miller	(2)	2/23/2017	6,444	443,798
	(3)	4/19/2017	3,916	269,695
	(4)	2/21/2018	9,053	623,480
	(5)	2/26/2019			15,364	1,058,119
Jay P. Elliott	(2)	2/23/2017	6,444	443,798
	(3)	4/19/2017	2,601	179,131
	(4)	2/21/2018	9,319	641,800
	(5)	2/26/2019			16,461	1,133,669

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W. Jeffrey Hire	(3)	4/19/2017	398	27,410
	(4)	2/21/2018	1,331	91,666
	(6)	4/10/2018	739	50,895
	(5)	2/26/2019			2,524	173,828
Jason R. Niswonger	(2)	2/23/2017	718	49,449
	(3)	4/19/2017	322	22,176
	(4)	2/21/2018	1,197	82,437
	(5)	2/26/2019			2,414	166,252

(1)	The market value of stock that has not vested was determined by multiplying the closing price of the Company’s common stock on December 31, 2019 ($68.87) by the number of shares of unvested stock.
(2)	Although the performance criteria was satisfied for the 2017 performance period, the shares remain subject to a vesting schedule. The shares vest April 20, 2020.
(3)	Shares awarded April 19, 2017, which vest April 20, 2020.
(4)

Although the performance criteria was satisfied for the 2018 performance period, the shares remain subject to a vesting schedule.  The shares vest in two equal installments (rounded to the nearest whole share) on April 20, 2020 and 2021.

(5)

Although the performance criteria was satisfied for the 2019 performance period, the shares remain subject to a vesting schedule.  The shares vest in two equal installments (rounded to the nearest whole share) on April 20, 2021 and 2022.

(6)	Shares awarded April 10, 2018, which vest in two equal installments (rounded to the nearest whole share) on April 20, 2020 and 2021.

Stock Vested as of December 31, 2019

The following table contains information regarding equity awards held by our NEOs that vested in 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Jeffrey W. Edwards	39,596	2,066,515
Michael T. Miller	15,228	794,749
Jay P. Elliott	13,042	680,662
W. Jeffrey Hire	1,564	81,625
Jason R. Niswonger	1,644	85,800

(1)	The value realized on vesting was determined by multiplying the closing price of our common stock on the vesting date of April 20, 2019 ($52.19) by the number of shares vested.

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Pension Benefits

We do not provide any qualified or nonqualified defined pension benefit plans for our NEOs. The Compensation Committee may elect to adopt such plans in the future if it determines that doing so best serves our compensation philosophy and objectives.

Non-Qualified Deferred Compensation

Effective January 1, 2020, we adopted an unfunded non-qualified deferred compensation plan to allow our executive officers and other highly compensated employees to defer a portion of their eligible compensation above the limits in our 401(k) plan.  The Company adopted a “rabbi trust” to fund benefits under the plan, which is an irrevocable trust, but is subject to the claims of the Company’s creditors. Under the terms of the plan, eligible individuals, including our executive officers, may annually elect to defer a portion of eligible compensation, primarily base salary, commission and annual cash bonuses. Deferral elections are irrevocable once made and remain in effect for the calendar year of the election. The Company may elect to provide a discretionary matching contribution or a discretionary non-elective contribution in any year. Participants are immediately vested in any contributions and earnings from contributions. Company matches and non-elective contributions and associated earnings vest after three years of service (except in the event of a change in control or when the participant reaches age 65, in which case both Company matches and non-elective contributions vest immediately). Participants may elect among a number of distribution options, including (i) either lump sum or payments over two to ten years upon separation from service; and (ii) lump sum or payments over two to ten years of all or a portion of the amount deferred in a given year, after at least three years following the year of deferral.

Employment Agreements, Severance and Change in Control Benefits

Employment Agreement with Jeffrey W. Edwards

Prior to November 1, 2013, Mr. Edwards served as a consultant and non-employee officer to the Company.  On November 1, 2013, we entered into an employment agreement with Mr. Edwards pursuant to which he agreed to continue to serve as our Chief Executive Officer and President for an initial employment term through November 1, 2016, with automatic one-year renewals, unless either party provides at least 90 days’ prior notice of non-renewal. The agreement provides Mr. Edwards with a minimum annual base salary of $600,000, subject to adjustment by the Compensation Committee, and an opportunity to participate in our annual incentive programs, as well as our employee benefit plans and programs in effect from time to time.

Mr. Edwards’ employment agreement was amended on November 1, 2016 to extend his initial employment term to November 1, 2019 and to provide that Mr. Edwards must give 90 days’ prior written notice of a voluntary termination of employment without “Good Reason” (as defined in the employment agreement).  The agreement was further amended on November 1, 2019 to extend Mr. Edwards’ employment term to November 1, 2022.

Mr. Edwards is required to devote the amount of his business time necessary to conduct our business and affairs, and to use his best efforts to perform faithfully his duties and responsibilities as our Chief Executive Officer and President. However, to the extent such activities do not create a conflict of interest or substantially interfere with the performance of Mr. Edwards’ duties and responsibilities to the Company, he may (i) manage his personal and family financial and legal affairs, (ii) participate in charitable, civic, educational, professional, community and industry affairs (including serving on boards or committees of such entities), (iii) serve on the boards of the Salvation Army and the Columbus Museum of Art and (iv) continue to engage in non-competitive operational activities for a real estate development business in which he participated prior to entering into his employment agreement.

Mr. Edwards is entitled to receive certain severance benefits in the event of termination of his employment by us without “Cause” or if Mr. Edwards terminates his employment for “Good Reason,” in each case as defined in the employment agreement. See “Potential Payments Upon Termination or Change in Control” below for a summary of these severance benefits.  In the event of Mr. Edwards’ termination for any reason, we are required to pay him for his accrued and unpaid vacation as of the date of termination.

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While employed and for two years after termination of his employment, Mr. Edwards is subject to non-competition, customer and employee non-solicitation, and confidentiality restrictions that last during his employment and thereafter.

Potential Payments Upon Termination or Change in Control

As described above in “Employment Agreement with Jeffrey W. Edwards,” we entered into an employment agreement with Mr. Edwards that provides certain benefits in the event of a termination of his employment under certain circumstances.   None of our other named executive officers are entitled to benefits (other than vested benefits and awards) upon a resignation, termination or a change in control, except that if an NEO’s employment is terminated due to retirement or disability (or death, in the case of equity awards granted prior to 2017), the Compensation Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based cash awards.  Beginning in 2017, if an NEO’s employment is terminated due to the executive’s death, all earned but unvested restricted stock awards automatically vest in full. Our 2014 Omnibus Incentive Plan does not provide for automatic acceleration of vesting of any incentive-based awards in the event of a change in control.

Payments upon Termination of Mr. Edwards without Cause or Resignation for Good Reason

If we terminate Mr. Edwards without Cause or Mr. Edwards terminates his employment for Good Reason, then subject to his compliance with certain restrictive covenants and upon his signing a release of claims, we are required to pay Mr. Edwards (i) base salary continuation payments for 18 months; (ii)  any earned unpaid annual incentive bonus with respect to the performance year prior to the year of termination; and (iii) a pro-rated incentive bonus for the year of termination based upon the Company’s actual performance. If termination occurs within two years following a change in control (other than as a result of a sale of all of Mr. Edwards’ equity interests in the Company), then Mr. Edwards is entitled to receive the severance benefits described in the foregoing sentence, except that base salary continuation payments will be made for 24 months.

“Cause” generally means: (i) conviction of or a plea of guilty to a felony; (ii) willful commission of an act of fraud, dishonesty or other willful misconduct in the course of Mr. Edwards’ duties having a significant adverse effect on the Company; (iii) willful failure to perform prescribed duties after the Company has delivered a written demand for performance; or (iv) any material breach by Mr. Edwards of the employment agreement that remains uncured for 30 days.

“Good Reason” generally means any of the following events with respect to Mr. Edwards occurring without his consent: (i) a material diminution in base salary; (ii) a material diminution in duties, authorities or responsibilities; (iii) a relocation of a primary work location by more than 50 miles; or (iv) any material breach by the Company of the employment agreement.

The following table shows the value of the termination payments Mr. Edwards would receive if (i) we terminated him without Cause or he terminated his employment for Good Reason, and (ii) we terminated him without Cause or he terminated his employment for Good Reason following a change in control, in each case on December 31, 2019, excluding distributions under our 401(k) plan and any additional benefits generally available to our salaried employees:

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Name	Termination Without Cause or for Good Reason (Base Salary for 18 Months) ($)	Termination Without Cause or for Good Reason in Connection with Change in Control (Base Salary for 24 Months) ($)
Jeffrey W. Edwards	1,020,000	1,360,000

Payments to NEOs upon Death, Retirement or Disability

The following table summarizes the value of unvested restricted stock that would vest in the event of an NEO’s death, assuming such death occurred on December 31, 2019, and further assuming that the Compensation Committee elected to accelerate vesting of pre-2017 restricted stock awards.  The value was determined by multiplying the closing price of our common stock on December 31, 2019 ($68.87) by the number of shares that would have vested on such date.

Name	Unvested Restricted Stock ($)
Jeffrey W. Edwards	3,575,868
Michael T. Miller	1,336,973
Jay P. Elliott	1,264,729
W. Jeffrey Hire	169,971
Jason R. Niswonger	154,062

If an NEO’s employment is terminated due to death, retirement or disability, the Compensation Committee may also, in the exercise of its discretion, determine to waive any limitations placed on performance-based incentive cash awards.

Chief Executive Officer Pay Ratio

The Dodd-Frank Reform and Consumer Protection Act requires that we provide information about the ratio of the annual total compensation of our employees (other than our CEO) to the annual total compensation of our CEO, Mr. Edwards.  For 2019:

•	the annual total compensation of our median employee was $47,466 (annualized)
•	the annual total compensation of Mr. Edwards was $3,425,252
•	the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 72 to 1.

We believe it is important to note that the compensation of Mr. Edwards shown in the “Total” column of the Summary Compensation Table included in this Proxy Statement includes an annual incentive amount of $721,393 that Mr. Edwards elected not to receive and directed to assist in funding programs under our Foundation.  Taking into account Mr. Edwards’ decision to redirect his 2019 annual incentive payment, our CEO’s annual compensation would be $2,703,859 for 2019, which would have produced a ratio of approximately 57 to 1.

The methodology and the material assumptions, adjustments, and estimates that we used for this calculation were as follows:

We determined that, as of our testing date of December 31, 2019, our employee population consisted of approximately 8,074 employees, including our CEO.  After taking into consideration the adjustments permitted by Regulation S-K, our measurable employee population was approximately 8,000 individuals. All of our employees are located in the United States.

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With respect to the annual total compensation used to determine our “median employee,” we used a consistently applied compensation measure, which we applied separately for salaried and hourly employees.  For salaried employees, we used base salary rate.  For hourly employees, we estimated annual wages based on hourly wage rate and normal weekly schedule. For piece rate employees, we used earned production wages.  For salespersons, wages included commissions. We annualized the compensation of employees who were employed on our December 31, 2019 testing date, but who worked less than a full year.

Once we identified our median employee, we combined all of the elements of the employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $47,466.  With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement, and as adjusted in the manner described above.

We believe the ratios referenced above are reasonable estimates calculated in accordance with Regulation S-K Item 402(u), which allows the use of a variety of assumptions, adjustments, methodologies and estimates.  The ratios may not be capable of comparison to the ratios reported by our peer group or by any other company.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Table

The following table shows the beneficial ownership of our common stock as of March 31, 2020 held by:

•	each person whom we know to beneficially own more than 5% of our outstanding common stock
•	each director
•	each named executive officer
•	all directors and executive officers as a group

Unless otherwise indicated, the address of each executive officer and director is c/o Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

The number of shares of common stock “beneficially owned” is determined under certain SEC rules and is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes shares as to which the stockholder has sole or shared voting power or investment power and shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after March 31, 2020, including shares that could be purchased by the exercise of options or warrants. Unless otherwise indicated, to our knowledge all persons named in the table have sole voting and investment power with respect to their shares of our common stock. Each stockholder’s percentage ownership in the table is based on 29,662,312 shares of common stock outstanding as of March 31, 2020.

	Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number	Percent
5% Stockholders:
PJAM IBP Holdings, Inc. (1)	3,877,819	13.1
BlackRock, Inc. (2)	3,438,545	11.6
Installed Building Systems, Inc. (1)	2,241,194	7.6
The Vanguard Group, Inc. (3)	2,189,007	7.4
Baron Capital Management, Inc. (4)	1,673,655	5.6
Directors and Named Executive Officers:
Margot L. Carter (5)	7,177	*
Jeffrey W. Edwards (1)(6)	6,744,378	22.7
Jay P. Elliott (7)	38,990	*
W. Jeffrey Hire (8)	35,040	*
Lawrence A. Hilsheimer (5)	22,054	*
Janet E. Jackson (5)	10,574	*
David R. Meuse (9)	316	*
Michael T. Miller (10)	127,012	*
Jason R. Niswonger (11)	8,274	*
Michael H. Thomas (5)	16,136	*
Vikas Verma (12)	101,935	*
Directors and Executive Officers as a Group (12 persons)	7,119,276	24.0

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(1)

Information reported is based on a Schedule 13G/A as filed with the SEC on January 31, 2020, reporting beneficial ownership as of December 31, 2019, as updated by the Form 4s as filed with the SEC on February 12, 2020, February 14, 2020, February 21, 2020, and March 12, 2020 in which PJAM IBP Holdings, Inc. (“PJAM”) and IBP Holding Company, the sole shareholder of PJAM, reported shared voting and dispositive power over 3,877,819 shares of our common stock, Installed Building Systems, Inc. (“IBS”) reported shared voting and dispositive power over 2,241,194 shares of our common stock and Jeffrey W. Edwards reported (i) sole voting and dispositive power over 105,141 shares of our common stock, (ii) shared voting and dispositive power over 6,119,013 shares of our common stock directly held by PJAM and IBS, and (iii) shared voting and dispositive power over 520,224 shares of our common stock held by Judson S. Millhon, Jr. as Trustee.  Mr. Edwards disclaims any beneficial ownership of such shares in which he does not have a pecuniary interest.  The address for PJAM, IBP Holding Company, IBS and Jeffrey W. Edwards is 495 South High Street, Suite 150, Columbus, OH  43215.

(2)

Information reported is based on a Schedule 13G/A, as filed with the SEC on February 4, 2020, reporting beneficial ownership as of December 31, 2019, in which BlackRock, Inc. reported sole voting power over 3,399,477 shares of our common stock and sole dispositive power over 3,438,545 shares of our common stock.  The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY  10055.

(3)

Information reported is based on a Schedule 13G/A as filed with the SEC on February 12, 2020, reporting beneficial ownership as of December 31, 2019, in which The Vanguard Group reported sole voting power over 48,001 shares of our common stock and shared voting power over 6,328 shares of our common stock and sole dispositive power over 2,138,185 shares of our common stock and shared dispositive power over 50,822 shares of our common stock.  The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA  19355.

(4)

Information reported is based on a Schedule 13G as filed with the SEC on February 14, 2020, reporting beneficial ownership as of December 31, 2019, in which BAMCO, Inc. reported shared voting and dispositive power over 1,668,882 shares of our common stock, Baron Capital Group, Inc. and Ronald Baron reported shared voting and dispositive power over 1,673,655 shares of our common stock, Baron Capital Management, Inc. reported shared voting and dispositive power over 4,773 shares of our common stock and Baron Small Cap Fund reported shared voting and dispositive power over 1,500,000 shares of our common stock.  BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. and Ronald Baron owns a controlling interest in Baron Capital Group, Inc.  The address for BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, NY  10153.

(5)	Includes 1,534 shares of restricted stock that vest on May 28, 2020.
(6)

Includes 10,755 shares of restricted stock that vest on April 20, 2020, 17,003 shares of restricted stock that vest on April 20, 2020, 24,164 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on April 20, 2020 and 2021 and 43,896 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, generally subject to Mr. Edwards’ continued employment on the applicable vesting date.  These shares of restricted stock are included in the 105,141 shares reflected in note (1) with respect to which Mr. Edwards has sole voting and dispositive power.

(7)

Includes 2,601 shares of restricted stock that vest on April 20, 2020, 6,444 shares of performance-based restricted stock that vest on April 20, 2020, 9,319 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2020 and 2021, and 16,461 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, generally subject to Mr. Elliott's continued employment on the applicable vesting date.

(8)

Includes 398 shares of restricted stock that vest on April 20, 2020, 739 shares of restricted stock that vest in equal installments (founded to the nearest whole share) on each of April 20, 2020 and 2021, 1,331 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2020 and 2021, and 2,524 shares of performance-based restricted stock that

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vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, generally subject to Mr. Hire's continued employment on the applicable vesting date.
(9)	Includes 316 shares of restricted stock that vest immediately prior to our 2021 Annual Meeting of stockholders.
(10)

Includes 3,916 shares of restricted stock that vest on April 20, 2020, 6,444 shares of performance-based restricted stock that vest on April 20, 2020, 9,053 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2020 and 2021, and 15,364 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, generally subject to Mr. Miller's continued employment on the applicable vesting date. Includes 80,728 shares of common stock held by a trust of which Mr. Miller is the sole trustee and sole beneficiary and exercises sole voting and investment power.

(11)

Includes 322 shares of restricted stock that vest on April 20, 2020, 718 shares of performance-based restricted stock that vest on April 20, 2020, 1,197 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2020 and 2021, and 2,414 shares of performance-based restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, generally subject to Mr. Niswonger’s continued employment on the applicable vesting date.

(12)

Includes 369 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2020 and 2021 and 1,140 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2020, 2021 and 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file with the SEC reports of their initial stock ownership as well as changes in their stock ownership. Based on our review of the reports submitted to the SEC on EDGAR or otherwise furnished to us, we believe that in 2019 our directors, executive officers and persons who beneficially own more than ten percent of our common stock who were subject to Section 16(a) timely met all applicable filing requirements except as follows:  a Form 4 filed on August 27, 2019 by W. Jeffrey Hire reporting dispositions of shares that occurred on August 16, 2019 and August 20, 2019.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding the shares of our common stock issuable under our 2014 Omnibus Incentive Plan as of December 31, 2019.  The plan authorizes the grant of stock options, stock appreciation rights, stock equivalent units, restricted stock, restricted stock units, bonus awards, performance shares, performance units and other stock-based awards.  The aggregate number of shares of our common stock initially reserved for issuance under the plan was 3,000,000.  As of December 31, 2019, there were 345,811 shares issuable pursuant to outstanding restricted stock awards granted under the plan, and 13,186 shares issuable pursuant to outstanding restricted stock units granted under the plan. No other equity-based awards have been issued.

Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)
Equity compensation plans approved by security holders:
2014 Omnibus Incentive Plan	2,237,085
Equity compensations not approved by stockholders	-
Total	2,237,085

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Jeff Edwards, Peter Edwards Jr., Anne Edwards and Michael Edwards, and the investment entities through which they directly and indirectly beneficially own shares of our common stock, are referred to throughout this section as the Edwards Investors. Peter Edwards Jr., Anne Edwards and Michael Edwards are the siblings of Jeff Edwards.

Related-Party Transactions

Certain of our operating subsidiaries install building products in the ordinary course of their businesses to entities affiliated with certain of our directors and executive officers. These transactions are performed on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party and are approved and monitored by the Audit Committee.  In 2019, these sales were to:

•

Edwards Investors affiliates, including Michael Edwards Building and Design, Inc., Edwards Communities Construction Company, LLC and its affiliates, Duffy Homes, Inc. and its affiliates, Urban Five Construction, LLC and its affiliates and Tuttle Grove Limited Partnership and its affiliates:  $577,100.

•

M/I Homes, Inc. and its affiliates, including M/I Homes of Central Ohio, M/I Homes of Cincinnati, Hans Hagen Homes and M/I Showcase Homes, for which Mr. Schottenstein, a former director who resigned effective March 18, 2020, is the Chief Executive Officer: $12.8 million. In connection with these sales, M/I Homes and its affiliates participated in one of our customer rebate programs pursuant to which we issued M/I Homes a rebate in the amount of $536,700.

Real Property Leases

Prior to May 2017, we leased our headquarters in Columbus, Ohio from 495 South High Street, L.L.C., an entity affiliated with the Edwards Investors.  In May 2017, the property was sold to an unrelated third party and our headquarters building is now under a master lease between the new owner and The Edwards Companies, LLC, an entity affiliated with the Edwards Investors, to which we pay rent payments. Base rent payments for 2019 were $371,000.

We lease two branch locations in Columbus, Ohio from Peter H. Edwards, an immediate family member of Jeff Edwards. Base rent payments for 2019 were $144,200 and $78,100, respectively.

We lease four locations – two in Marietta, Georgia, one in Charlotte, North Carolina and one in Universal City, Texas -- from entities in which Vikas Verma, one of our directors, has a 75% interest. Base rent payments for 2019 were $167,800, $63,600, $80,700, and $134,400, respectively.

In each case under the applicable lease, we are also obligated to pay our proportionate share of certain common area maintenance charges, taxes, insurance premiums and other costs of operation, depending on the terms of the lease.

Estimating Agreement

In 2019, Alpha Insulation and Water Proofing Company and Alpha Insulation and Water Proofing, Inc., two of our subsidiaries, were parties to an Independent Contract Agreement for job estimating services with an entity in which Vikas Verma, one of our directors, has a 75% interest.  In 2019 the annual fee under this agreement was $480,000, subject to adjustment if the number of estimating jobs exceeded a prescribed amount. Payments in 2019 under this contract totaled $579,000.  The contract automatically renews from year to year unless either party provides notice of termination at least 180 days in advance of the expiration date.

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Aircraft Lease

On October 8, 2019, we entered into an aircraft lease agreement with Edwards Challenger 300, LLC, which replaced a similar lease agreement with Edwards Aircraft, LLC.  Pursuant to the terms of these leases, we lease the use of an aircraft for business travel on a non-priority basis.  The lease agreement automatically renews every 29 days unless terminated on ten days’ notice by either party. The lease counterparties are affiliates of the Edwards Investors. In 2019, lease payments under these two leases totaled $132,300.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a Related‑Party Transaction Policy (“Policy”) for the review and approval or ratification of certain related-party transactions. The Policy is administered by the Audit Committee with the assistance of our General Counsel, Chief Financial Officer and Chief Accounting Officer.

The Policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which:

•	the Company or one of our subsidiaries is a participant;
•	the amount involved exceeds $120,000; and
•	a Related Party (as defined below) had, has or will have a direct or indirect material interest.

Any transaction meeting these criteria is a “Related‑Party Transaction.”

Under the Policy, a “Related Party” is any person who: (i) is, or, at any time since the beginning of our last fiscal year, was, a director, executive officer or director nominee, or an immediate family member of any such person; or (ii) is known by us to be the beneficial owner of more than 5% of our common stock, or an immediate family member of such person.

Prior to entering into a potential Related‑Party Transaction, the Related Party (or the director, executive officer, nominee or 5% beneficial owner whose immediate family member is the Related Party) or any member of management aware of the transaction must provide notice of the facts and circumstances of the proposed transaction to our General Counsel, Chief Financial Officer or Chief Accounting Officer, who will assess whether the proposed transaction is subject to the Policy.  If it is determined that the proposed transaction is a Related‑Party Transaction, it is submitted to the Audit Committee for consideration at its next meeting. If it is not practicable or desirable to wait until the next Audit Committee meeting, the transaction may be submitted to the Chair of the Audit Committee for consideration (with any action taken by the Chair reported to the Audit Committee at its next regular meeting).

When considering a proposed Related-Party Transaction, the Audit Committee reviews all of the relevant available facts and circumstances, including:

•	the benefits of the transaction to the Company
•	any impact on a director’s independence
•	the availability of other sellers or purchasers of comparable products or services
•	the terms of the transaction
•	whether the transaction is on terms comparable to those obtainable in an arm’s‑length transaction with an unrelated party
•	the extent of the Related Party’s interest in the transaction

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The Audit Committee will approve a Related‑Party Transaction if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders. No member of the Audit Committee may participate in the consideration or approval of a transaction as to which he or she or any member of his or her immediate family is the Related Party.

If a director or a member of management becomes aware of a Related‑Party Transaction that has not been approved by the Audit Committee, he or she must promptly notify our General Counsel, Chief Financial Officer or Chief Accounting Officer.  If the transaction is pending or ongoing, it is submitted to the Audit Committee for review, and the Audit Committee will consider the relevant facts and circumstances and evaluate all options, including ratification, amendment or termination of the transaction.  If the transaction is completed, the Audit Committee will determine if rescission of the transaction and/or disciplinary action is appropriate.

At least annually, the Audit Committee reviews all ongoing Related‑Party Transactions that have a remaining term of more than six months.  Based on the facts and circumstances and taking into consideration our contractual obligations, the Audit Committee will determine if it is in the best interests of the Company and our stockholders to continue, modify or terminate the Related‑Party Transaction.

All of the transactions described in this section were approved by the Audit Committee in accordance with the Policy.

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STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Pursuant to SEC rules, if a stockholder wishes to present a proposal to be included in our proxy statement for our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), the proposal must be received in writing by our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215 no later than December 18, 2020.  Any such proposal may be included in our 2021 proxy statement if it complies with SEC rules.

In order to nominate a candidate for director at our 2021 Annual Meeting or to bring any other business before the 2021 Annual Meeting not to be included in our proxy statement, stockholders must comply with our Bylaws, which provide that stockholders wishing to nominate a candidate for director or to bring any other business before the 2021 Annual Meeting must provide notice no earlier than the close of business on January 28, 2021, and no later than the close of business on March 1, 2021. If the 2021 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary of this Annual Meeting, then notice must be received no earlier than the close of business 120 days prior to the 2021 Annual Meeting and no later than the close of business 90 days prior to the 2021 Annual Meeting (or 10 days following the date on which we publicly disclose the date of the 2021 Annual Meeting).  All stockholder nominations and proposals must set forth the information specified in our Bylaws and must be submitted in writing to our Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

Under SEC rules, if a stockholder intends to present a proposal at the 2021 Annual Meeting that will not be included in our proxy statement and we do not receive written notice of the proposal on or before March 1, 2021, or if we meet other requirements of SEC rules, proxies solicited by the Board for the 2021 Annual Meeting will confer discretionary authority to vote on such proposal.

Under our Bylaws, if the number of directors to be elected at an annual meeting of stockholders is increased and we do not make a public announcement naming the nominees for the additional directorship(s) at least 100 days prior to the anniversary of the previous year’s annual meeting, a stockholder nomination with respect to the additional directorship(s) shall be considered timely if delivered to our Corporate Secretary no later than 10 days following the date when we publicly announce the increase in the number of directors.

A copy of our Bylaws may be obtained without charge from our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, or may be found on our website at www.installedbuildingproducts.com under the “Investors” section. A nomination or proposal that does not comply with our Bylaws and/or applicable SEC rules will be disregarded or excluded from our proxy materials in accordance with applicable SEC rules. Compliance with the above procedures does not necessarily require us to include the proposed nominee or proposal in our proxy materials.  We reserve the right to omit from our proxy statements any proposals that we are not required to include under applicable SEC rules. Please carefully review our Bylaws and applicable SEC rules prior to submitting any nominations or proposals.

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ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted a “householding” rule concerning the delivery of proxy materials. It permits us, with your permission, to send a single set of proxy materials to any household at which two or more registered stockholders reside if we believe they are members of the same family. We intend to deliver only one copy of our proxy materials to multiple registered stockholders sharing the same address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver upon written or oral request a separate copy of our proxy materials to a stockholder at a shared address. A stockholder who wishes to receive a separate copy of our proxy materials, or wishes to stop receiving separate copies of such materials, may make a request by writing to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling (781) 575-3100.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of our common stock, you may have received a householding notification from your broker, bank or other nominee. Please contact that organization if you have questions, require additional copies of our proxy materials or wish to revoke your decision to household.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report included in this Proxy Statement is “soliciting material,” and is not deemed filed with the SEC.  Neither shall be deemed incorporated by reference into any prior or future filings made by us with the SEC irrespective of any general incorporation language, except to the extent that we specifically incorporate such information by reference. This Proxy Statement includes several website addresses, which are intended to provide textual references only. The information contained on or accessible through these websites is not part of this Proxy Statement.

Availability of SEC Filings, Code of Ethics and Committee Charters

Copies of our reports filed with the SEC on Forms 10-K, 10-Q and 8-K, including amendments, our Code of Business Conduct and Ethics, the charters of our Board committees and reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on our website at www.installedbuildingsproducts.com under the “Investors” section, or may be requested at no cost by telephone at (614) 221-3399, by email at InvestorRelations@installed.net or by mail at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept. A copy of our Annual Report is available without charge to our stockholders of record as of the record date upon written request to: Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept.

Use of Non-GAAP Financial Measures

This proxy statement contains the non-GAAP financial measure of Adjusted EBITDA, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The reasons for the use of this measure and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure and other information relating to this measure are included below.

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Adjusted EBITDA measures performance by adjusting EBITDA for certain income or expense items that are not considered part of our core operations. We believe that this measure assists both management and the Compensation Committee in analyzing and benchmarking the performance and value of our business and the performance of our executive team.

We believe the Adjusted EBITDA measure is useful to us as a measure of comparative operating performance from period to period as it measures our pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing the general operating performance of our Company from period to period. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility. Although we use Adjusted EBITDA as a measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business.

	Twelve months ended December 31,
	2019	2018
Adjusted EBITDA:
Net income (GAAP)	$ 68,159	$ 54,748
Interest expense	28,104	20,496
Provision for income taxes	24,446	17,438
Depreciation and amortization	63,372	58,725
EBITDA	184,081	151,407
Acquisition related expenses	2,058	2,674
Share based compensation expense	8,727	7,846
Financial Wellness Program	-	604
Branch start-up costs	746	843
Retirement expense	-	824
Legal settlement	1,200	990
Gain on sale of assets	-	(831)
Adjusted EBITDA	$ 196,812	$ 164,357

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OTHER MATTERS

We are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Shelley A. McBride

General Counsel and Secretary

April 17, 2020

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INSTALLED BUILDING PRODUCTS | 495 South High Street, Suite 50 | Columbus, OH 43215 | (614) 221-3399

IBP INSTALLED BUILDING PRODUCTS VOTE Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/IBP or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IBP Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR A Proposals 2 and 3. 1. Election of Directors: For Against Abstain 01 - Michael T. Miller 02 - Vikas Verma 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. For Against Abstain 3. To approve, on an advisory basis, the compensation of our named executive officers. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 03839C +

The 2020 Annual Meeting of Stockholders of Installed Building Products, Inc. will be conducted as a virtual meeting on May 28, 2020 at 10:00 a.m. Eastern Time, by means of a live webcast at www.meetingcenter.io/270220556. To access the virtual meeting, vote your shares or submit questions during the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — IBP2020. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/IBP Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IBP IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Installed Building Products, Inc. + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors Jeffrey W. Edwards and Michael T. Miller, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Installed Building Products, Inc. to be held on May 28, 2020 or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted: • FOR the election of Michael T. Miller and Vikas Verma as directors to serve for three-year terms; • FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and • FOR the approval, on an advisory basis, of the compensation of our named executive officers. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.+